EXHIBIT 2.1

EXECUTION VERSION

ASSET PURCHASE AGREEMENT

by and between

ACLARIS THERAPEUTICS, INC.,

as Buyer

and

ALLERGAN SALES, LLC,

as Seller

dated as of October 15, 2018

Confidential and Proprietary

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY

FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST.

OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED

SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

i

Confidential and Proprietary

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY

FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST.

OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED

SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

ii

Confidential and Proprietary

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY

FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST.

OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED

SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

iii

Confidential and Proprietary

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY

FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST.

OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED

SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

TABLE OF CONTENTS

Exhibits

Exhibit A	Form of Bill of Sale, Assignment and Assumption Agreement
Exhibit B	Form of Galderma Sublicense Agreement
Exhibit C	Form of Patent Assignment Agreement
Exhibit D	Form of Trademark and Domain Name Assignment Agreement
Exhibit E	Form of Transition Services Agreement
Exhibit F	Form of Escrow Agreement
Exhibit G	Form of Third Party Consent
Exhibit H	Form of Exclusive Patent License Agreement

iv

Confidential and Proprietary

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY

FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST.

OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED

SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

ASSET PURCHASE AGREEMENT

This ASSET PURCHASE AGREEMENT is entered into as of October 15, 2018 (this “Agreement”), by and among Aclaris Therapeutics, Inc., a Delaware corporation (“Buyer”), and Allergan Sales, LLC, a Delaware limited liability company (“Seller”).

RECITALS

WHEREAS, Seller desires to sell, or cause certain of its Affiliates to sell, to Buyer, and Buyer desires to acquire from Seller and its applicable Affiliates the Rhofade Assets (as defined herein) and the Non-Rhofade Assigned Patents (as defined herein), and Buyer desires to assume, pay, perform and discharge the Assumed Liabilities (as defined herein), all on the terms and conditions set forth in this Agreement; and

WHEREAS, Seller desires to exclusively license, or cause certain of its Affiliates to exclusively license, to Buyer, and Buyer desires to exclusively license from Seller and its applicable Affiliates the Rhofade Licensed Patents, on the terms and conditions set forth in the Exclusive Patent License Agreement.

NOW, THEREFORE, in consideration of the foregoing premises and the representations, warranties, covenants and agreements contained herein, Seller and Buyer, intending to be legally bound, hereby agree as set forth herein.

ARTICLE 1

DEFINITIONS

1.1        Definitions.  For the purposes of this Agreement, capitalized terms used herein have the meaning set forth below (the singular shall be interpreted to include the plural and vice versa, unless the context clearly dictates otherwise):

“Action” means any action, claim, demand, proceeding, citation, summons, subpoena, arbitration, audit, hearing, litigation or suit of any nature (whether civil, criminal, administrative or judicial, whether formal or informal, and whether public or private) commenced, brought, conducted or heard by or before, or otherwise involving any Governmental Authority or arbitrator.

“Affiliate” means, with respect to any Person, any other Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such Person.  The term “control” (including the terms “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

“Agreement” has the meaning set forth in the preamble to this Agreement.

“Allergan Names and Marks” means the marks listed on Schedule 1.1(a) of the Seller

Confidential and Proprietary

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY

FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST.

OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED

SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

Disclosure Letter, and variations and derivatives thereof.

“Antitrust Laws” means the HSR Act, the Clayton Antitrust Act of 1914, as amended, the Sherman Antitrust Act of 1890, as amended, the Federal Trade Commission Act of 1914, as amended, and all other statutes, rules, regulations, orders, decrees, administrative and judicial doctrines, and other laws (whether federal, state, local or other) that are designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade within the United States.

“Applicable Law” means, with respect to any Person, all international, national, Federal, state, foreign or local statutes, laws, ordinances, regulations, rules, codes, judgments, treaties, rulings, notices, orders or other requirements of rule of law of any Governmental Authority having jurisdiction over such Person.

“Applicable Percentage” means, with respect to Section 4.8 (Intellectual Property) [***], and with respect to all other representations and warranties of Seller (other than Fundamental Representations), [***].

“Aspect Agreement” has the meaning set forth in Section 2.5.5.

“Assumed Liabilities” means all Liabilities (other than the Excluded Liabilities) to the extent arising out of, in respect of or relating to:

(a) the ownership of the Rhofade Assets and Non-Rhofade Assigned Patents, and the license of the Rhofade Licensed Patents, in each case from and after the Closing;

(b) the research, development, manufacture, marketing, production, importation, sale or other Exploitation of the Earnout Products from and after the Closing (including the sale from and after the Closing of any Rhofade Product manufactured prior to Closing and included in the Rhofade Product Inventory);

(c) the Liabilities of Seller or its Affiliates under the Rhofade Contracts that arise from and after the Closing (including any diligence obligations and any obligations to make milestone, royalty, earnout or other payments under the Rhofade Contracts from and after the Closing);

(d) the operation or conduct of the Rhofade Business from and after the Closing;

(e) the sale of Rhofade Product bearing the Seller NDC Number from and after the Closing (regardless of when such Rhofade Product was manufactured) (except as set forth in clause (j) of Excluded Liabilities);

(f) the costs and expenses to the extent related to returned Rhofade Product for which Buyer is responsible pursuant to Section 6.5;

(g) any Action related to the Rhofade Contracts to the extent arising out of events or actions

Confidential and Proprietary

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY

FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST.

OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED

SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

occurring on or after the Closing;

(h) the Rebates for which Buyer is responsible pursuant to Section 6.12.2; and

(i) Taxes arising out of, relating to or in respect of the Rhofade Business or the Rhofade Assets or the Non-Rhofade Assigned Patents, other than Excluded Taxes.

“Average Rebate Percentage” has the meaning set forth in Section 6.12.2.

“Base Purchase Price” means $65,000,000.00.

“Bill of Sale, Assignment and Assumption Agreement” means the Bill of Sale, Assignment and Assumption Agreement pursuant to which the Rhofade Assets and the Non-Rhofade Assigned Patents will be sold and transferred to, and the Assumed Liabilities will be assumed by, Buyer at the Closing, substantially in the form attached as Exhibit A hereto.

“Business Day” means a day, other than Saturday, Sunday or other day on which commercial banks in New York City, New York or Dublin, Ireland are authorized or required by Applicable Law to close.

“Buyer” has the meaning set forth in the preamble to this Agreement.

“Buyer Indemnitees” has the meaning set forth in Section 10.2.1.

“Buyer Lot Product” means any Rhofade Product that was part of a manufacturing lot (whether or not included within the Rhofade Product Inventory)  which was not sold by Seller or its Affiliates prior to the Closing.

“Buyer NDC Number” has the meaning set forth in Section 6.4.1.

“Buyer Sold Product” has the meaning set forth in Section 6.5.2.

“Calendar Quarter” means each respective period of three (3) consecutive months ending on March 31, June 30, September 30, and December 31.

“Calendar Year” means each respective period of twelve (12) consecutive months ending on December 31.

“Cap” means an amount equal to the Applicable Percentage of the Base Purchase Price.

“Channel Inventory” has the meaning set forth in Section 6.12.2.

“Closing” has the meaning set forth in Section 3.1.

“Closing Date” has the meaning set forth in Section 3.1.

Confidential and Proprietary

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY

FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST.

OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED

SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

“Code” means the Internal Revenue Code of 1986, as amended.

“Combination Product” means: (a) a pharmaceutical product that consists of an Earnout Product and at least one other clinically active ingredient that is not an Earnout Product in a fixed dose combination; or (b) any combination of an Earnout Product and another pharmaceutical product that contains at least one other clinically active ingredient that is not an Earnout Product, where such products are not formulated together but are sold together as a single product in a single package and invoiced as one product.  The other clinically active ingredients in clause (a) and the other pharmaceutical products in clause (b) are each referred to as the “Other Products”.

“Competing Product”  means any prescription product or over-the-counter drug product [***].  For clarity, “Competing Product” does not include non-drug cosmetic products (i.e. a cosmetic product that is not covered by an NDA submitted to the FDA) that may be used in the management of rosacea.

“Confidential Information” has the meaning set forth in the Confidentiality Agreement.

“Confidentiality Agreement” means the Mutual Confidentiality Agreement, dated as of April 29, 2018, by and between Aclaris Therapeutics, Inc. and Allergan, Inc.

“Consent” means any consent, approval, authorization, consultation, waiver, permit, grant, agreement, certificate, exemption, order, registration, declaration, filing, notice of, with or to any Person or under any Applicable Law.

“Contemplated Transactions” means the transactions contemplated by this Agreement and the other Transaction Documents.

“Contract” means any loan or credit agreement, bond, debenture, note, mortgage, indenture, lease, supply agreement, license agreement, development agreement, merger agreement, assignment agreement, purchase order or other contract, agreement, obligation, commitment or arrangement, whether written or oral, that is legally binding on a Person or any of its property, including all amendments, schedules and exhibits thereto.

“Control” means, with respect to any document, information, material or intellectual property right, possession of the right, whether directly or indirectly, and whether by ownership, license or otherwise, to sell, transfer or assign or grant a license, sublicense or other right (including the right to reference any regulatory documentation) to or under such document, information, material, or intellectual property right to the extent permitted under Applicable Law and as provided for herein without violating the terms of any agreement or other arrangement with any Third Party.

“Cover” means, with respect to a claim of a patent and a product, that such claim would be infringed, absent a license, by the manufacture, use, offer for sale, sale or importation of such product (considering any claims of patent applications to be issued as they are then pending).

Confidential and Proprietary

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY

FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST.

OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED

SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

“Covered Inventory” means all packaged finished goods inventory of Rhofade Product (a) included in the Rhofade Product Inventory, or (b) received by Buyer or its Affiliates pursuant to any binding purchase order for the Rhofade Product placed by Seller or any of its Affiliates prior to the Closing and included in the Rhofade Contracts.

“Data Room” means the virtual data room located at [***].

“Deductible” has the meaning set forth in Section 10.3.1.

“Designated Court” has the meaning in Section 11.6.1.

“Earnout Payments” has the meaning set forth in Section 2.5.

“Earnout Period” means the period from the Closing Date until the latest of (a) the expiration of the last to expire Valid Claim of the Rhofade Assigned Patents, Non-Rhofade Assigned Patents, Rhofade Licensed Patents or In-Licensed Aspect IP (including, for avoidance of doubt, any continuations, divisions, continuations-in-part, registrations, reissues, reexaminations or extensions of such Patents) Covering the Non-Oxymetazoline Purpura Product,  the Oxymetazoline Purpura Product, the Oxymetazoline Rosacea Product, the Rhofade Product or the Rhofade Purpura Product, as applicable,  and (b) the date that is ten (10) years following the Closing Date,  in each case for clauses (a) and (b), on a country-by-country basis.

“Earnout Product”  means any Oxymetazoline Earnout Product or Purpura Product.

“Encumbrance” means any lien (whether statutory or otherwise), mortgage, adverse ownership claim, attachment, levy, charge, easement, option or other right to acquire an interest, restriction, pledge, security interest, title defect, encroachment or other encumbrance.

“Enforceability Exceptions” has the meaning set forth in Section 4.1.

“Escrow Agent” means JPMorgan Chase Bank, N.A.

“Escrow Agreement” means the Escrow Agreement, substantially in the form attached as Exhibit F hereto, between Buyer, Seller and the Escrow Agent.

“Estimated Inventory Value” has the meaning set forth in Section 2.6.1.

“Excluded Assets” means all assets, properties, rights and interests of Seller and its Affiliates not expressly included in the Rhofade Assets or Non-Rhofade Assigned Patents, including:

(a) all insurance policies of Seller or its Affiliates and claims thereunder and any claims or benefits in, to or under any express or implied warranties from suppliers of goods or services relating to, the Rhofade Product, the Rhofade Assets, the Non-Rhofade Assigned Patents or the Rhofade Business;

Confidential and Proprietary

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY

FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST.

OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED

SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

(b) all other assets, rights and properties of every kind and description and wherever located, whether tangible or intangible, real, personal or mixed, not expressly included in the Rhofade Assets or the Non-Rhofade Assigned Patents;

(c) all real property of Seller or any of its Affiliates;

(d) all intellectual property rights owned or Controlled by Seller or any of its Affiliates, other than those expressly included in Rhofade Assets or the Non-Rhofade Assigned Patents;

(e) any interest in or right to any Tax losses, loss carryforwards, attributes, refunds, credits, rebates or similar payments of Taxes relating to the Rhofade Assets, the Non-Rhofade Assigned Patents, the Rhofade Business or the Assumed Liabilities for, or applicable to, Pre-Closing Tax Periods, or relating to any Excluded Assets or Excluded Liabilities;

(f) except for items expressly included in the Product Books and Records, the corporate books and records of Seller or its Affiliates, including all Tax Returns that do not relate exclusively to the Rhofade Product;

(g) all cash and cash equivalents of Seller or its Affiliates;

(h) all accounts receivable, notes receivable and other indebtedness due and owing to Seller or its Affiliates to the extent arising out of the operation or conduct of the Rhofade Business prior to the Closing, including all trade accounts receivable representing amounts receivable in respect of goods shipped, products sold or services rendered, and the full benefit of any security for such accounts or debts;

(i) any goodwill associated with Seller’s or its Affiliates’  corporate name;

(j) all rights, claims and credits of Seller or any of its Affiliates (including pursuant to the Rhofade Contracts with respect to any period prior to the Closing) to the extent relating to any Excluded Asset or any Excluded Liability;

 (k)  all records or information relating to any employee, consultant or agent of Seller or any of its Affiliates; and

(l) all rights of Seller or its Affiliates under confidentiality agreements to which Seller or any of its Affiliates is a party relating to the direct or indirect sale of the Rhofade Product (or any part thereof) to any Person.

 “Excluded Liabilities” means any Liabilities of Seller and its Affiliates arising out of, in respect of or relating to:

(a) the ownership of the Rhofade Assets,  the Non-Rhofade Assigned Patents and the Rhofade Licensed Patents, in each case prior to the Closing;

Confidential and Proprietary

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY

FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST.

OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED

SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

(b) the research, development, marketing, importation, sale, manufacture, production or other exploitation of Earnout Products prior to the Closing, except as provided herein with respect to returned Rhofade Product or the Rhofade Product Inventory;

(c) all rights, claims, Actions, causes of action, guarantees, warranties and indemnities of Seller or any of its Affiliates to the extent related to any Excluded Asset or Excluded Liability and whether or not brought after the Closing or during the period prior to the Closing, including all rights, claims, Actions and causes of action under the Rhofade Contracts with respect to any period prior to the Closing;

(d) any Action (including any Action brought after the Closing) related to the Rhofade Contracts to the extent arising out of events or actions occurring prior to the Closing, including with respect to any matter described in Schedule 10.2.1(d) of the Seller Disclosure Letter;

(e) the operation or conduct of the Rhofade Business prior to the Closing, except as provided herein with respect to returned Rhofade Product or the Rhofade Product Inventory;

(f) all trade accounts payable, regardless of when asserted, billed or imposed, of Seller or its Affiliates as of the end of the day immediately prior to the Closing Date;

(g) the costs and expenses related to returned Rhofade Product for which Seller is responsible pursuant to Section 6.5;

(h) Excluded Taxes;

(i) all obligations of Seller or its Affiliates under the Vicept Agreement and Aspect Agreement prior to the Closing;

(j) the Rebates for which Seller is responsible pursuant to Section 6.12.2;  and

(k) all other Liabilities not otherwise expressly included in the definition of “Assumed Liabilities.”

“Excluded Taxes” means (i) Liabilities for Taxes relating to, or in respect of the Rhofade Business,  the Rhofade Assets, the Non-Rhofade Assigned Patents or the Rhofade Licensed Patents in respect of any Pre-Closing Tax Period, and, with respect to any Straddle Period, all such Liabilities for Taxes allocable to the portion of such taxable period ending on the Closing Date as provided in Section 6.2.5, (ii) all Taxes of Seller or any of its Affiliates, or for which Seller or any of its Affiliates is liable, for any taxable period, and (iii) all Taxes relating to the Excluded Assets or Excluded Liabilities for any taxable period; in each case other than (a) Taxes allocable to a Post-Closing Tax Period pursuant to Section 6.2.5 or HCR Fees for which Buyer is responsible pursuant to Section 6.2.7, (b) Transfer Taxes for which Buyer is responsible pursuant to Section 6.2.1, (c) Liabilities for Taxes resulting directly or indirectly from any post-Closing change made by Buyer or any of its Affiliates (other than in the ordinary course of business) in a tax election that has

Confidential and Proprietary

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY

FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST.

OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED

SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

retroactive effect to a Pre-Closing Tax Period and that is not otherwise contemplated by this Agreement (which, for the avoidance of doubt, will not preclude filing a Tax Return in a new jurisdiction, making a voluntary disclosure, or initiating contact with any Governmental Authority, in each case with respect to a Post-Closing Tax Period), or (d) any withholding Taxes for which Buyer is required to pay additional amounts to Seller pursuant to Section 6.2.2.

“Exclusive Patent License Agreement” means the exclusive patent license agreement, substantially in the form of Exhibit H attached hereto.

“Exploit” means to develop, research, make, have made, import, export, use, have used, sell, offer for sale, have sold, commercialize, package, label, hold or keep (whether for disposal or otherwise), transport, distribute, promote, market, or otherwise dispose of.

“FDA” means the United States Food and Drug Administration, or any successor agency thereto.

“FFDCA” means the United States Federal Food, Drug, and Cosmetic Act, 21 U.S.C. 301, et. seq., as it may be amended from time to time, and the rules, regulations, guidances, guidelines, and requirements promulgated or issued thereunder.

“Final Inventory Value” has the meaning set forth in Section 2.6.2.

“Fundamental Representations” means the representations and warranties of Seller contained in Section 4.1 (Organization and Authority), clause (a) of Section 4.2 (No Conflicts with Organizational Documents), Section 4.7.1 (Title to Rhofade Assets), clauses (a) and (d) of Section 4.7.2 (Completeness of Rhofade Assets), Section 4.13 (Taxes), and Section 4.14 (Brokers), and the representations and warranties of Buyer contained in Section 5.1 (Organization and Authority), clause (a) of Section 5.2 (No Conflicts with Organizational Documents) and Section 5.6 (Brokers).

“GAAP” means generally accepted accounting principles in the United States, as in effect from time to time and consistently applied.

“Galderma Cross License Agreement” means that certain Patent Cross License Agreement, dated as of May 16, 2014, by and between Galderma Pharma and Galderma S.A., with a place of business at Avenue Gratta-Paille 2, Lausanne, Switzerland, and Galderma Laboratories Inc., a Delaware corporation with a place of business at 14501 N. Freeway, Fort Worth, Texas, and Allergan, Inc. and Allergan Sales, LLC.

“Galderma Sublicense Agreement” means the patent sublicense agreement, substantially in the form of Exhibit B attached hereto.

“General Escrow Account” has the meaning set forth in Section 2.4.2.

“General Escrow Amount” means an amount in cash equal to $[***].

Confidential and Proprietary

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY

FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST.

OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED

SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

“Governmental Authority” means any arbitrator, court, judicial, legislative, administrative, or regulatory agency, commission, department, board, or bureau or body or other government or regulatory authority or instrumentality, whether foreign or domestic, whether federal, national, supranational, state, provincial, municipal, local or other, including, without limitation, any such authority that is responsible for issuing technical, medical, scientific, labeling and similar licenses, registrations, authorizations, permits and approvals necessary for the manufacture, distribution, use, storage, import, transport, marketing or sale of Rhofade Product.

“HCR Fees” means the fees described in Section 9008 of the Patient Protection and Affordable Care Act, Pub. L. No. 111-148, as amended by Section 1404 of the Health Care and Education Reconciliation Act of 2010, Pub. L. No. 111-152.

“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

“In-Licensed Aspect IP” has the meaning set forth in Section 4.8.1.

“IND” means an Investigational New Drug Application filed with the FDA pursuant to 21 C.F.R. § 312 (or its successor regulation), and all supplements, amendments, variations, extensions and renewals thereof.

“Indemnification Claim Notice” has the meaning set forth in Section 10.4.1.

“Indemnified Party” has the meaning set forth in Section 10.4.1.

“Indemnifying Party” has the meaning set forth in Section 10.4.1.

“Independent Accountant” has the meaning set forth in Section 2.7.

“Intellectual Property” means any (i) Patent; (ii) Trademark; (iii) copyright, copyright registration, copyright application, design or design registration; and (iv) Know-How.

“Inventory Statement” has the meaning set forth in Section 2.6.2.

“Know-How” means inventions, improvements, practices, discoveries, developments, data, information, technology, methods, protocols, formulas, knowledge, know-how, trade secrets, processes, assays, skills, experience, techniques and results of experimentation and testing, including pharmacological, toxicological and pre-clinical and clinical data and analytical and quality control data, in all cases, whether or not confidential, proprietary or patentable, in written, electronic or any other form, including any physical embodiments of any of the foregoing, but excluding in any event any Patent.

“Knowledge of Seller” means only the actual knowledge, after due inquiry, of a particular fact, circumstance, event or other matter in question by any of the following employees of Seller or its Affiliates: [***];  provided, that inquiring of direct reports shall constitute “due inquiry” for

Confidential and Proprietary

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY

FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST.

OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED

SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

purposes of this definition.

“Liability” or “Liabilities” means any and all debts, liabilities, commitments and obligations, whether accrued or fixed, absolute or contingent, known or unknown, matured or unmatured or determined or determinable and whether or not such item is required to be accrued as a liability in financial statements prepared in accordance with GAAP, including those arising under any Applicable Law, Action or order of a Governmental Authority and those arising under any Contract, arrangement or undertaking.

“Loss” or “Losses” means losses, damages, adverse claims, Actions, investigations, suits, obligations, demands, debts, fines, penalties, Liabilities, judgments, settlements, Taxes, costs or expenses, including reasonable costs of investigation, defense and settlement and reasonable and documented attorneys’, accountants’, consultants’ or other experts’ fees and expenses.

“Material Adverse Effect” means any change, development, event, occurrence, fact or effect that has or would be reasonably expected to have, alone or in combination with any other change, development, event, occurrence, fact or effect, a materially adverse effect on the business, assets, financial condition or results of operation of the Rhofade Assets,  the Rhofade Licensed Patents or the Rhofade Business, taken as a whole; provided,  however, that none of the following (individually or in combination) shall be deemed to constitute, or shall be taken into account in determining whether there has been, a Material Adverse Effect: (a) any adverse effect resulting from or relating to changes in general business, economic, regulatory or political conditions in the United States or any other jurisdiction; (b) any adverse effect resulting directly or indirectly from conditions generally affecting the pharmaceuticals industry in the United States or any other jurisdiction; (c) any adverse effect resulting directly or indirectly from or relating to the announcement of the Agreement or the consummation of the Contemplated Transactions; (d) effects or conditions resulting from Seller’s exploration of strategic options for the Rhofade Business, including any employee departures; (e) any effects resulting from the restructuring of the medical dermatology business of Seller and its Affiliates, including the termination by Seller of its salesforce as related to the Rhofade Business in January 2018; (f) any adverse effect resulting directly or indirectly from or relating to any change in accounting requirements or principles or any change in Applicable Laws or the interpretation thereof; (g) the failure to meet internal expectations or projections, estimates or forecasts of revenues, earnings, or other measures of financial or operating performance for any period (it being understood and agreed that the facts or occurrences giving rise or contributing to any such failure may be deemed to constitute, or be taken into account in determining whether there has been or would reasonably be expected to be, a Material Adverse Effect); (h) any adverse effects to the extent they arise out of or are attributable to any actions or statements by Buyer or its Affiliates; (i) any action or inaction of Buyer or its Affiliates, or any action or inaction of Seller or its Affiliates taken or not taken at the written request of Buyer, after the date hereof; (j) changes that arise out of or are attributable to the commencement, occurrence, continuation or intensification of any war, sabotage, armed hostilities or acts of terrorism or earthquakes, hurricanes or other natural disasters; except, in the case of clauses (a), (b), (f) or (j), to the extent that such change, development, event, occurrence, fact or

Confidential and Proprietary

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY

FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST.

OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED

SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

effect has or would reasonably be expected to have a disproportional effect on the Rhofade Business relative to other businesses in the industries and geographies in which the Rhofade Business operates (in which case, solely the disproportionate impact shall be taken into account).

“NDA” means a New Drug Application filed with or approved by the FDA as described in 21 CFR §314, and all supplements, amendments and replacements thereto filed with the FDA.

“NDC” means a national drug code as issued by the FDA.

“Net Sales” means, with respect to each Earnout Product, the gross amounts invoiced for sales of such Earnout Product by or on behalf of Buyer and its Affiliates, transferees, licensees and sublicensees (each a “Selling Party”) to Third Parties (other than sublicensees), less the following deductions, to the extent included in the gross invoiced sales price for such Earnout Product, with respect to the sale of such Earnout Product and that are in accordance with GAAP (as generally and consistently applied throughout the Selling Party’s organization):

(a)         normal and customary trade, quantity and prompt pay discounts actually allowed and properly taken directly with respect to sales of such Earnout Product;

(b)         credits,  allowances and other similar adjustments given or made for rejection or return of such previously sold Earnout Product or for retroactive price reductions and billing errors;

(c)         Rebates, coupons,  and chargeback payments granted to managed health care organizations, pharmacy benefit managers (or equivalents thereof), national, state/provincial, local, and other governments, their agencies and buyers and reimbursers, or to trade customers;

(d)         amounts written off by reason of uncollected debt if and when actually written off or allowed, provided that such amounts shall be added back to Net Sales if and when collected;

(e)         costs of freight, insurance, and other transportation charges directly related to the distribution of such Earnout Product;

(f)         Taxes, duties or other governmental charges (including any Tax such as a value added or similar Tax, but excluding any Taxes based on income) levied on or measured by the billing amount for such Earnout Product, as adjusted for rebates and refunds;

(g)         reasonable fees paid to wholesalers, distributors, selling agents (excluding any sales representatives of a Selling Party), group purchasing organizations, Third Party payors, other contractees and managed care entities, in each case with respect to such Earnout Product; and

(h)         that portion of the annual fee on prescription drug manufacturers imposed by the Patient Protection and Affordable Care Act, Pub. L. No. 111-148 (as amended) that the

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Selling Party allocates to sales of such Earnout Product in accordance with such Selling Party’s standard policies and procedures consistently applied across its products, as applicable.

In no event will any particular amount identified above be deducted more than once in calculating Net Sales.  Sales of such Earnout Product between Buyer and its Affiliates or sublicensees for resale are excluded from the computation of Net Sales, but the subsequent resale of such Earnout Product to a Third Party is included within the computation of Net Sales.  For purposes of determining Net Sales, the Earnout Product shall be deemed sold when invoiced and a “sale” shall not include transfers or dispositions of such Earnout Product for pre-clinical or non-commercial clinical purposes, as samples or under named patient use, compassionate use, patient assistance, or test marketing programs or other similar programs or studies.

Net Sales for a Combination Product in the Territory is calculated as follows:

(i)          If the Earnout Product and Other Products each are sold separately in the Territory, Net Sales will be calculated by multiplying the total Net Sales (as described above) of the Combination Product by the fraction A/(A+B), where A is the public or list price in the Territory of such Earnout Product sold separately in the same formulation and dosage, and B is the (sum of the) public or list prices in the Territory of the Other Products sold separately in the same formulation and dosage, during the applicable Calendar Year.

(ii)         If the Earnout Product is sold independently of the Other Products in the Territory, but the public or list price of the Other Products cannot be determined, Net Sales will be calculated by multiplying the total Net Sales (as described above) of such Combination Product by the fraction A/C, where A is the public or list price in the Territory of such Earnout Product sold independently and C is the public or list price in the Territory of the Combination Product.

(iii)        If the Other Products are sold independently of the Earnout Product therein in the Territory, but the public or list price of such Earnout Product cannot be determined, Net Sales will be calculated by multiplying the total Net Sales (as described above) of such Combination Product by the fraction 1-B/C, where B is the (sum of the) public or list prices in the Territory of the Other Products and C is the public or list price in such country of the Combination Product.

If neither the Earnout Product nor the Other Products are sold independently, the Parties shall negotiate a market price for such Earnout Product and the Other Products in good faith based upon the costs, overhead, and profit as are then incurred for such Combination Product.

“Non-Oxymetazoline Purpura Product” means any product (other than an Oxymetazoline Purpura Product or Rhofade Purpura Product) that is indicated for the treatment of purpura, the manufacture, use for such indication, or sale of which,  in the United States,  would be Covered by a claim of an issued Patent or pending Patent application as of September 28, 2018 within any of the Non-Rhofade Assigned Patents.

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“Non-Rhofade Assigned Patents” means the Patents owned by Seller or any of its Affiliates (whether registered in the United States or a foreign jurisdiction) listed on Schedule 1.1(b) of the Seller Disclosure Letter.

“Notice of Inventory Disagreement” has the meaning set forth in Section 2.6.3.

“Order” means any writ, judgment, sanction, award, notice of deficiency, warning letter, decree, injunction, ruling, order or similar requirement, corporate integrity agreement, deferred prosecution agreement, settlement agreement or other binding obligation of any Governmental Authority (in each such case whether preliminary or final).

“Ordinary Course of Business” means the ordinary course of business consistent with Seller’s and its Affiliates’ past custom and practice (including with respect to quantity and frequency).

“Other Products”  has the meaning set forth in the definition of Combination Product.

“Oxymetazoline Earnout Product” means any of (i) the Rhofade Product, (ii) any Oxymetazoline Rosacea Product or (iii) Rhofade Purpura Product.

“Oxymetazoline Purpura Product” means any product containing oxymetazoline as an active pharmaceutical ingredient (other than the Rhofade Purpura Product) that is indicated for the treatment of purpura, the manufacture, use for such indication, or sale of which,  in the United States, would be Covered by a claim of an issued Patent or pending Patent application as of September 28, 2018 within any of the Non-Rhofade Assigned Patents.

“Oxymetazoline Rosacea Product” means any product containing oxymetazoline as an active pharmaceutical ingredient that is indicated for the treatment of facial redness due to rosacea (other than the Rhofade Product), the manufacture, use for such indication, or sale of which,  in the United States, would be Covered by a claim of an issued Patent or pending Patent application as of September 28, 2018 within any of the Rhofade Assigned Patents, the Rhofade Licensed Patents or the In-Licensed Aspect IP.

“Party” means each of Seller and Buyer, and “Parties” means Seller and Buyer, as the context requires.

“Patent Assignment Agreement” means the patent assignment agreement, substantially in the form of Exhibit C attached hereto, pursuant to which the Rhofade Assigned Patents and Non-Rhofade Assigned Patents are sold and transferred to Buyer.

“Patents” means all patents and applications therefor, including all applications and filings made in any jurisdiction and including all applications and filings made with the USPTO, including provisionals, non-provisionals, requests for continuing examination, continuations, divisionals, continuations-in-part, substitutions, reexaminations and reissues, patent term extensions,

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supplemental protection certificates, all rights in respect of utility models and certificates of invention, and all rights and priorities and all extensions and renewals thereof, and foreign counterparts of any of the foregoing.

“Permitted Encumbrance” means (a) all executory liabilities arising pursuant to any Rhofade Contract, (b) any Encumbrance for Taxes not yet due or payable as of the Closing Date, or for Taxes being contested in good faith by appropriate proceedings, (c) mechanics’, carriers’, workmen’s, repairmen’s or other like liens arising or incurred in the Ordinary Course of Business, (d) with respect to any Intellectual Property, the Galderma Cross License Agreement and non-exclusive licenses granted in the Ordinary Course of Business to manufacturers, suppliers, distributors or other Persons performing manufacturing, supply, marketing or other services on behalf of Seller or any of its Affiliates and (e) any other minor imperfections of title or similar Encumbrances that do not impair, and are not reasonably likely to impair, the continued use and operation of the assets to which they relate in the conduct of the Rhofade Business.

“Person” means an individual, a corporation, a limited liability company, a partnership, an association, a trust or other entity or organization, including a federal, state, local or foreign Governmental Authority or political subdivision or an agency or instrumentality thereof.

“Post-Closing Tax Period” means any Tax Period beginning after the Closing Date and that portion of any Straddle Period beginning after the Closing Date.

“Pre-Closing Tax Period” means any taxable period ending on or before the Closing Date and the portion of any Straddle Period ending on and including the Closing Date.

“Product Books and Records” means all books, records, files, documentation, correspondence, training materials, artwork, labeling, lists and other materials, including research information, information relating to clinical trials, sales and promotional literature, manuals, data (including, pre-clinical and clinical data), sales and purchase correspondence, lists of present and former suppliers, list of present and former customers and personnel and employment records, in each case whether in hard copy or computer format, exclusively used or held for exclusive use in the Rhofade Business or with respect to any prescription or over-the-counter drug product for topical application solely to treat facial redness due to rosacea or any product containing oxymetazoline for the treatment of facial redness due to rosacea by application to the skin, including Rhofade Product;  provided, that any portion of the books,  records or other items that are subject to restrictions on transfer pursuant to HIPAA or other applicable regulations regarding personally identifiable information or subject to Seller’s privacy policies regarding personally identifiable information with respect to which transfer would require any Regulatory Authorization under Applicable Law may be redacted by Seller only to the extent required to comply with Applicable Law. For the avoidance of doubt, (x) books and records relating to performance ratings or assessments of employees of Seller and its Affiliates shall not be deemed to be Product Books and Records unless such records are required to be transferred to Buyer pursuant to Applicable Law, and (y) Seller and its Affiliates shall be entitled to retain any copies of the Product Books and Records to the extent and only for the period required under Applicable Law.

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“Product NDA” means the NDA No. 208552, as filed with the FDA and approved on January 18, 2017, including all amendments, supplements, variations, extensions and renewals thereof through the Closing Date.

“Purchase Price” has the meaning set forth in Section 2.4.

“Purchase Price Allocation” has the meaning set forth in Section 6.2.2.

“Purpura Product” means any Oxymetazoline Purpura Product or Non-Oxymetazoline Purpura Product.

“Rebates” means, with respect to the Earnout Products (provided, however, that with respect to Section 6.12, Rebates shall only apply to the Rhofade Product), price reductions, rebates, coverage gap discounts, patient savings or co-pay card discounts and chargeback payments granted to any Governmental Authority, managed health care organization, pharmacy benefit manager (or equivalent thereof), preferred provider organization, managed care organization, purchaser, reimburser, trade customer or any other similar Person (including Medicare, Medicaid, PHS, Tricare and FSS).

“Recall” has the meaning set forth in Section 4.12.5.

“Registered Rhofade IP” has the meaning set forth in Section 4.8.

“Regulatory Authorizations” means any approvals, clearances, authorizations, registrations, certifications, licenses or permits granted by any Governmental Authority, including any INDs, NDAs, and foreign equivalents thereof.

“Regulatory Documentation” means all reports, filings and submissions exclusively related to the Rhofade Product (including (1) pre-clinical, clinical and non-clinical study authorization applications or notifications, (2) amendments and supplements, (3) quarterly and annual reports, (4) copies of adverse event reports, adverse drug experience reports, complaint files, safety surveillance and other pharmacovigilance information, (5) copies of validation of Rhofade Product manufacturing processes, (6) Rhofade Product labeling files, (7) relevant pricing information and (8) material correspondence with Governmental Authorities) in Seller’s or any of its Affiliates’ possession and Control as of the Closing Date that are filed with the FDA or required by the FDA to be maintained.

“Relevant Product” has the meaning set forth in Section 6.8.3.

“Representatives” means, with respect to any Person, the officers, directors, employees, accountants, counsel, consultants, advisors and agents and other authorized representatives of such Person, in each case acting in such capacity.

“Request for Abbreviated Financial Statements” has the meaning set forth in Section 7.4.1.

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“Required Governmental Approvals” has the meaning set forth in Section 7.2.1.

“Required Third Party Consents” means the third party consents required under the Contracts listed on Schedule 1.1(c) of the Seller Disclosure Letter.

“[***]” has the meaning set forth in Section 6.12.2.

“Restricted Benefits” has the meaning set forth in Section 4.9.2.

“Rhofade Allergan Developed Patents” means each of the Patents listed on Schedule 1.1(d) of the Seller Disclosure Letter.

“Rhofade Assets” means, in each case to the extent existing and owned immediately prior to the Closing by Seller or any of its Affiliates, the following:

(a) the Product NDA;

(b) the Rhofade Intellectual Property;

(c) the Regulatory Documentation;

(d) the Product Books and Records;

(e) all rights, claims, causes of action, guarantees, warranties and indemnities of Seller or its Affiliates against any Third Party, in each case, to the extent related to the Rhofade Assets or the Assumed Liabilities with respect to any period from and after the Closing;

(f) the Rhofade Contracts;

(g) all goodwill of the Rhofade Business;

(h)  all phone numbers and facsimile numbers listed on Schedule 1.1(e) of the Seller Disclosure Letter;  and

(i) the Rhofade Inventory.

The inclusion of a single asset within the scope of more than one clause of this definition does not imply that such asset must be conveyed to Buyer more than once.  Notwithstanding the foregoing, (i) no Excluded Asset shall be included within the Rhofade Assets or Non-Rhofade Assigned Patents and (ii) the purchase of the Rhofade Assets and the Non-Rhofade Assigned Patents pursuant to this Agreement shall not include the assumption of any Liability of Seller or any of its Affiliates related to the Rhofade Assets or Non-Rhofade Assigned Patents unless such Liability is expressly included in the definition of “Assumed Liabilities.”

“Rhofade Assigned Patents” means all Patents owned by Seller or any of its Affiliates

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and exclusively related to the Rhofade Product (whether registered in the United States or a foreign jurisdiction), including the Patents set forth on Schedule 1.1(f) of the Seller Disclosure Letter, but excluding any Rhofade Licensed Patents and any Non-Rhofade Assigned Patents.

“Rhofade Business” means the business of having the Rhofade Product manufactured by one or more Third Parties and commercializing, selling and otherwise Exploiting the Rhofade Product (a) solely for purposes of making the representations and warranties in Article 4,  in the United States in each case as conducted by Seller and its Affiliates as of the date of this Agreement and the Closing Date,  and (b) for purposes of the remainder of this Agreement, including the definitions set forth herein, worldwide.

“Rhofade Contracts” means the Contracts listed on Schedule 1.1(g) of the Seller Disclosure Letter.

“Rhofade Domain Names” means the domain names owned by or registered to Seller or any of its Affiliates and exclusively related to the Rhofade Product, including those set forth on Schedule 1.1(h) of the Seller Disclosure Letter.

“Rhofade Intellectual Property” means all Intellectual Property owned by Seller or any of its Affiliates as of the Closing Date that is exclusively used or held for exclusive use in the Rhofade Business (whether in the United States or worldwide), including the Rhofade Domain Names, the Rhofade Assigned Patents and the Rhofade Trademarks but excluding any Rhofade Licensed Patents and Non-Rhofade Assigned Patents.

“Rhofade Inventory” means all raw materials, including any active pharmaceutical ingredient, owned by Seller or any of its Affiliates as of immediately prior to the Closing, in each case exclusively used, or as held for exclusive use in the Rhofade Business and which has an expiration date that is at least [***] after the Closing Date, and all Rhofade Product Inventory.

“Rhofade Licensed Patents” means the Patents listed on Schedule 1.1(i) of the Seller Disclosure Letter.

“Rhofade Product” means the oxymetazoline hydrochloride cream 1% marketed by Seller and its Affiliates under the RHOFADE® trademark in the Territory and described in the Product NDA as of the Closing Date.

“Rhofade Product Inventory” means all unbroken lots of packaged finished goods inventory of Rhofade Product owned by Seller or its Affiliates as of immediately prior to Closing which (i) with respect to commercial Rhofade Product, has an expiration date that is at least [***] after the Closing Date and (ii) with respect to samples of Rhofade Product, has an expiration date that is at least [***] after the Closing Date.

“Rhofade Purpura Product” means oxymetazoline hydrochloride cream 1% that is indicated for the treatment of purpura, the manufacture, use for such indication or sale of which,

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in the United States, would be Covered by a claim of an issued Patent or pending Patent application as of September 28, 2018 within any of the Non-Rhofade Assigned Patents.

“Rhofade Trademarks” means all Trademarks owned by Seller or any of its Affiliates and exclusively related to the Rhofade Product (whether registered in the United States or a foreign jurisdiction), and all goodwill associated therewith, including the Trademarks set forth in Schedule 1.1(j) of the Seller Disclosure Letter.

 “SEC” has the meaning set forth in Section 7.4.1.

“Seller” has the meaning set forth in the preamble to this Agreement.

“Seller Disclosure Letter” has the meaning set forth in the lead paragraph of Article 4.

“Seller Indemnitees” has the meaning set forth in Section 10.2.2.

“Seller Lot Product” means any unit of Rhofade Product that was part of a manufacturing lot from which at least one unit of Rhofade Product was sold by Seller or its Affiliates prior to the Closing.

“Seller NDC Number” means the NDC number used to identify the Rhofade Product that is assigned to the Rhofade Product by Seller or its Affiliates and used as of immediately prior to the Closing.

“Seller’s Allocation Notice” has the meaning set forth in Section 6.2.2.

“Special Escrow Account” has the meaning set forth in Section 2.4.2.

“Special Escrow Amount” means an amount in cash equal to $[***].

“Straddle Period” means a taxable period that includes but does not end on the Closing Date.

“Tax” or “Taxes” means all U.S. and non-U.S., federal, state, provincial, municipal, or other taxes, fees, levies, duties, tariffs, imposts, and other assessments or charges of whatever kind (including taxes or other charges on, or measured by or with respect to, income, sales, use, excise, stamp, transfer, property, windfall or other profits, value added, real property, severance, personal property, unemployment, escheat and unclaimed property, recording, registration, intangible, documentary, goods and services, payroll, employment, social security, license, customs’ duties or similar fees, ad valorem, net worth, capital, gains, gross receipts, withholding, estimated, environmental, and franchise taxes) together with any interest, penalties, or additions payable in connection with such taxes, fees, levies, duties and other assessments or charges imposed by any Governmental Authority or taxing authority, whether disputed or not and including any obligation to indemnify or otherwise assume or succeed to the Tax Liability of any other Person.

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SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

“Tax Return” means, with respect to any jurisdiction (foreign or domestic), any return, declaration, statement, report, claim for refund, or information return, voucher or electronic equivalent, declaration of estimated Tax or other statements filed or required to be filed with respect to Taxes, and any schedule or attachment thereto and any amendment thereof.

“Territory” means the United States of America and its territories and possessions.

“Third Party” means any Person other than the Parties and their respective Affiliates.

“Third Party Claim” has the meaning set forth in Section 10.4.2(a).

“Trademark and Domain Name Assignment Agreement” means the trademark and domain name assignment agreement, substantially in the form of Exhibit D attached hereto, pursuant to which the Rhofade Trademarks and the Rhofade Domain Names are sold and transferred to Buyer.

“Trademarks” means all trademarks, trade names, service marks, logos, and trade dress, whether or not registered, and all registrations and pending applications for registration of the same, and all goodwill associated therewith.

“Transaction Documents” means, collectively, this Agreement, the Bill of Sale, Assignment and Assumption Agreement, the Patent Assignment Agreement, the Trademark and Domain Name Assignment Agreement, the Escrow Agreement, the Galderma Sublicense Agreement, the Exclusive Patent License Agreement and the Transition Services Agreement.

“Transfer Taxes” means any and all transfer, documentary, stamp, registration, recording,  sales, use and other similar Taxes and fees, together with any interest, penalties, or additions thereto, incurred in connection with the transfer of the Rhofade Business,  the Rhofade Assets or the Non-Rhofade Assigned Patents pursuant to this Agreement.

“Transition Services Agreement” means a transition services agreement between Buyer and Seller, pursuant to which Seller shall provide certain services to Buyer to assist Buyer in the transfer and assumption of the Rhofade Business, substantially in the form of Exhibit E attached hereto.

“[***]” has the meaning set forth in Section 6.4.1.

“Upfront Purchase Price” has the meaning set forth in Section 2.4.1.

“Valid Claim” means (i) a claim of an issued and unexpired patent that has not been revoked or held invalid, unpatentable or unenforceable by a court or other Governmental Authority of competent jurisdiction from which no appeal can be or has been taken and has not been abandoned, disclaimed, denied or held or admitted to be invalid, unpatentable or unenforceable through re-examination or disclaimer, opposition procedure, nullity suit or otherwise, or (ii) a claim of a pending patent application that has not been pending for more than seven (7) years from

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the earliest claimed priority date and that has not been cancelled, withdrawn or abandoned or finally rejected by an administrative agency action from which no appeal can be taken.

 “Vicept Agreement” has the meaning set forth in Section 2.5.5.

“Vicept Transaction Completion Date” means the date of the Closing (as defined in the Vicept Agreement).

“Warranty Breach” means any inaccuracy or breach of any representation or warranty contained in this Agreement or any of the Transaction Documents (other than the Transition Services Agreement).

ARTICLE 2

PURCHASE AND SALE OF RHOFADE ASSETS AND NON-RHOFADE ASSIGNED PATENTS

2.1        Purchase and Sale of the Rhofade Assets and Non-Rhofade Assigned Patents.  Upon the terms and subject to the conditions set forth herein, at the Closing, Seller shall, or shall cause its Affiliates to, sell, convey, assign and transfer to Buyer, and Buyer shall purchase, acquire and accept from Seller or its Affiliates, all of Seller’s and its Affiliates’ right, title and interest in, to or under the Rhofade Assets and the Non-Rhofade Assigned Patents, and Buyer shall assume and be liable for and pay, perform and discharge the Assumed Liabilities.

2.2        Excluded Assets.  Except for the license granted pursuant to the Exclusive Patent License Agreement and the sublicense granted pursuant to the Galderma Sublicense Agreement,  Seller and Buyer acknowledge and agree that Buyer is not acquiring any right, title or interest in, to or under any assets other than the Rhofade Assets and the Non-Rhofade Assigned Patents, and that no employees of Seller or its Affiliates shall be transferred to or otherwise employed by Buyer or any of its Affiliates as a result of the Contemplated Transactions.  Without limiting the generality of the foregoing, the Rhofade Assets and the Non-Rhofade Assigned Patents shall expressly exclude the Excluded Assets.

2.3        Assumed Liabilities; Excluded Liabilities.  From and after the Closing, Buyer shall assume, and be liable for and pay, perform and discharge when due, the Assumed Liabilities.  Seller or its applicable Affiliates shall retain all Excluded Liabilities.

2.4        Purchase Price.  In consideration of the sale and transfer of the Rhofade Assets and the Non-Rhofade Assigned Patents and the license of the Rhofade Licensed Patents, Buyer agrees to assume the Assumed Liabilities and pay to Seller or its designee, in cash, the Upfront Purchase Price and the amounts described in Section 2.5 (together, the “Purchase Price”) (as adjusted pursuant to Section 2.6).

2.4.1               On the Closing Date, Buyer shall pay to Seller (a) the Base Purchase Price plus (b) the Estimated Inventory Value, subject to adjustment as provided in Section

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2.6 (the amounts described in clauses (a) and (b), together, the “Upfront Purchase Price”),  less (c) $6,500,000.

2.4.2               On the Closing Date, Buyer shall deposit with the Escrow Agent (i)  an amount in cash equal to the General Escrow Amount for deposit into an escrow account (the “General Escrow Account”) and (ii) an amount in cash equal to the Special Escrow Amount for deposit into an escrow account (the “Special Escrow Account”), each established pursuant to the terms of the Escrow Agreement.

2.5        Earnout Payments.  During the Earnout Period, Buyer shall pay Seller additional contingent payments (the “Earnout Payments”) based on FDA approval of any Purpura Product and Net Sales of the Earnout Products.

2.5.1               Upon the first receipt of FDA approval of any Purpura Product, Buyer shall pay a one-time payment of $5,000,000. For clarity, the forgoing payment is payable only once and shall not be payable for subsequent or repeated achievements of FDA approval with one or more of the same or different products.

2.5.2               The Earnout Payments for the Net Sales of Oxymetazoline Earnout Products shall be calculated by multiplying the applicable rate set forth below by the corresponding amount of aggregate Net Sales of the Oxymetazoline Earnout Products in each Calendar Year during the Earnout Period.

Aggregate Annual Net Sales of the Oxymetazoline Earnout Products	Rate
For that portion of annual aggregate annual Net Sales of the Oxymetazoline Earnout Products less than or equal to one hundred million Dollars ($100,000,000)	10%
For that portion of annual aggregate annual Net Sales of the Oxymetazoline Earnout Products greater than one hundred million Dollars ($100,000,000) and less than or equal to one hundred fifty million Dollars ($150,000,000)	12.5%
For that portion of annual aggregate annual Net Sales of the Oxymetazoline Earnout Products greater than one hundred fifty million Dollars ($150,000,000)	15%

2.5.3               The Earnout Payments for the Net Sales of the Purpura Products shall be [***]% of the Net Sales of Purpura Products during the Earnout Period.

2.5.4               Buyer shall make Earnout Payments pursuant to this Section 2.5 at the end of each Calendar Quarter during the Earnout Period based on the Net Sales of Earnout Products during such Calendar Quarter.  Any Earnout Payment for a Calendar Quarter shall be payable within [***] after the end of such Calendar Quarter.  Buyer shall also provide to

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OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED

SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

Seller, concurrently with each Earnout Payment, a report showing: (a) the Net Sales of the Earnout Products by Earnout Product and by country; (b) the basis for any deductions from gross invoiced sales to determine Net Sales; (c) the exchange rates used in calculating any of the foregoing; and (d) a calculation of the amount of the Earnout Payment due to Seller.

2.5.5               The provisions of Section 3.2 of that certain Assignment and License Agreement, dated as of August 3, 2009, by and between Vicept Therapeutics, Inc., and Aspect Pharmaceuticals, LLC (the “Aspect Agreement”)  and Section 2.07(f) of that certain Agreement and Plan of Merger, dated as of July 18, 2011, by and among Allergan, Inc., Erythema Acquisition, Inc., Vicept Therapeutics, Inc. and Albert Cha as Shareholders’ Representative thereunder (the “Vicept Agreement”) (as modified by that certain consent delivered by the Shareholders’ Representative thereunder prior to the date hereof), as in effect as of the date hereof,  are hereby incorporated herein, mutatis mutandis, as obligations of Buyer for the benefit of Seller and Seller shall have the independent right to enforce such provisions as against Buyer notwithstanding any subsequent modification or waiver thereof by Vicept Therapeutics, Inc. or Aspect Pharmaceuticals, LLC, as applicable;  provided, that for the avoidance of doubt, Buyer’s use of its commercially reasonable efforts to commercialize the Rhofade Product or any Oxymetazoline Rosacea Product shall be deemed to satisfy the obligations set forth in this Section 2.5.5;  provided further, that Buyer shall have no obligation under this Section 2.5.5 to Exploit any product other than the Rhofade Product, so long as it is using its commercially reasonable efforts to commercialize the Rhofade Product. Buyer acknowledges that this Section 2.5.5 is intended to establish an independent obligation to Seller.

2.5.6               Neither Buyer nor its Affiliates may transfer, sell, license or assign, to any Person (other than another Affiliate of Buyer), all or any substantial portion of the rights pertaining to the Rhofade Product,  unless, the transferee, licensee, or assignee, as applicable, (A) assumes the obligations of Buyer pursuant to this Section 2.5, including payment of the Earnout Payments, and (B) Buyer remains responsible for the obligations under this Section 2.5.

2.5.7               Buyer shall, and shall cause its licensees and transferees and its and their respective Affiliates to, keep complete and accurate books and records pertaining to the sale of the Earnout Products, including books and records of gross invoiced sales (including any deductions therefrom) and Net Sales.  Buyer shall, and shall cause its licensees and transferees and its and their respective Affiliates to, retain such books and records, until [***] to which such books and records pertain.

2.5.8               At the written request of Seller, Buyer shall, and shall cause its licensees, transferees and its and their respective Affiliates to, appoint an independent certified public accountant of nationally recognized standing retained by Seller reasonably satisfactory to Buyer and that is not Seller’s or its Affiliates’ auditor, at reasonable times and upon reasonable notice, to audit the books and records maintained by Buyer and its Affiliates pursuant to Section 2.5.7 for the sole purpose of verifying the amount of Net Sales (such

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audit to be conducted under obligations of strict confidence).  Buyer will receive a copy of each such report substantially concurrently with receipt by Seller.  For the books and records maintained by Buyer’s licensees or transferees and their Affiliates, if requested by Seller, Buyer shall perform a similar audit on such licensees’ or transferees and their Affiliates’ books and records relating to the Rhofade Product directly and will include the results of such audits in Buyer’s books and records that are the subject of Seller’s audit rights under this Section 2.5.8.  Such audits may not (a) be conducted for any Calendar Quarter more than three years after the end of such Calendar Quarter, (b) be conducted more than once in any calendar year (unless a previous audit during such Calendar Year revealed an underpayment with respect to such period or Buyer restates or revises such books and records for such 12-month period) or (c) be repeated for any Calendar Quarter.  The cost of any audit shall be borne by Seller, unless the audit reveals [***], in which case Buyer shall bear the cost of the audit.  In the event of a dispute over the results of any audit conducted pursuant to this Section 2.5.8, Seller and Buyer shall work in good faith to resolve such dispute.  If the Parties are unable to reach a mutually acceptable resolution of any such dispute within 30 days, the dispute shall be submitted for resolution pursuant to the procedures set forth in Section 2.7.  If following such resolution the Independent Accountant concludes that additional Earnout Payments were owed or that excess Earnout Payments were made during such period, Buyer shall pay the additional amounts, with interest from the date originally due as provided in Section 2.5, or Seller shall reimburse such excess payments, in either case, within 30 days after the date on which the conclusions of such audit are notified to the Parties, by wire transfer in immediately available funds to the account or accounts designated in writing by Seller or Buyer, respectively.

2.5.9               All payments pursuant to this Section 2.5 shall be made by wire transfer of immediately available funds, in accordance with written instructions given by Seller to Buyer not less than three (3) Business Days prior to the date on which such payment is specified to be made.

2.6        Payment for Inventory; Purchase Price Adjustment.

2.6.1               Not more than five (5) Business Days prior to the Closing Date, Seller shall conduct a physical inventory, inspection or count of the units of raw materials and packaged, finished goods inventories that would constitute Rhofade Inventory if the Closing were to occur as of such date and notify Buyer of the results thereof.  At least three (3) Business Days prior to the Closing Date, Seller shall deliver to Buyer a statement setting forth Seller’s good faith estimate of the book value, as of the Closing Date, of the Rhofade Inventory based on the result of such physical inventories, which shall be determined in accordance with GAAP (the “Estimated Inventory Value”).

2.6.2               Within [***] after the Closing Date, Buyer shall prepare and deliver to Seller a statement (the “Inventory Statement”) setting forth Buyer’s determination of the actual book value, as of the Closing Date, of the Rhofade Inventory, which shall be determined in accordance with Seller’s historical inventory cost and inventory reserve

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practices (the “Final Inventory Value”).  Buyer shall provide Seller, upon Seller’s written request, with all information relevant to the calculation of the Inventory Statement, and shall provide to Seller, upon reasonable advance notice and during normal business hours, access to employees involved in the preparation of the Inventory Statement, in connection with Seller’s review of Inventory Statement and shall use commercially reasonable efforts to cooperate in good faith with Seller to arrive at a final determination of the Final Inventory Value; provided,  however, that such access, information requests and other cooperation do not unreasonably interfere with the normal operations of Buyer or its Affiliates or the Rhofade Business.  Any information shared pursuant to this Section 2.6.2 shall be treated as Confidential Information disclosed pursuant to the Confidentiality Agreement.

2.6.3               The Inventory Statement shall become final and binding upon the Parties on the 30th day following receipt thereof by Seller, unless Seller gives written notice to Buyer prior to such date of its disagreement with the Inventory Statement (a “Notice of Inventory Disagreement”); provided, that if Seller delivers a Notice of Inventory Disagreement within such 30-day period, only those matters specified in the Notice of Inventory Disagreement shall be deemed to be in dispute, and all other matters included in the Inventory Statement shall become final and binding upon the Parties (except to the extent related to any such disputed items).  Any Notice of Inventory Disagreement shall specify in reasonable detail the nature of any disagreement so asserted.  During the 60-day period following the delivery of a Notice of Inventory Disagreement, Seller and Buyer shall seek in good faith to resolve in writing any differences that they might have with respect to the matters specified in the Notice of Inventory Disagreement and agree on the Final Inventory Value.  During such period, Buyer and its Representatives shall have reasonable access to the working papers of Seller and, if applicable, the working papers of Seller’s Representatives, in each case, prepared in connection with the Notice of Inventory Disagreement.  At the end of such 60-day period, if no agreement on the Inventory Statement and the Final Inventory Value has been reached, Seller and Buyer shall jointly submit the matters remaining in dispute for resolution pursuant to the procedures set forth in Section 2.7.

2.6.4               If the Final Inventory Value as set forth in the final and binding Inventory Statement or as determined pursuant to Section 2.7, as the case may be, exceeds (a) the Estimated Inventory Value by more than $[***], then Buyer shall, or (b) is more than $[***] less than the Estimated Inventory Value, then Buyer and Seller shall direct the Escrow Agent to, in either case ((a) or (b)), within ten (10) Business Days after the Inventory Statement becomes final and binding on the Parties, make payment in cash by wire transfer in immediately available funds to the account or accounts designated in writing by Seller or Buyer, respectively, of the amount of such difference. Any amounts due to Buyer pursuant to this Section 2.6.4 shall be paid from the General Escrow Amount, in which case the parties shall jointly instruct the Escrow Agent to promptly release such amounts to Buyer in accordance with the Escrow Agreement.

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FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST.

OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED

SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

2.7        Adjustment Procedures.  In the event of any disagreement over the amount of the Earnout Payments pursuant to Section 2.5, or the Final Inventory Value pursuant to Section 2.6, that is not resolved between the Parties within the applicable time period specified therefor, the Buyer and Seller shall jointly retain an internationally recognized independent registered public accounting firm appointed by the mutual agreement of Buyer, on the one hand, and Seller, on the other hand (the “Independent Accountant”), which shall be acting as an expert and not as an arbitrator, to resolve any and all matters that remain in dispute and in the case of Section 2.6 only to the extent such matters were properly included in the Notice of Inventory Disagreement.  The scope of the disputes to be resolved by the Independent Accountant with respect to any matters submitted with respect to the Inventory Statement pursuant to Section 2.6.3 shall be limited to disagreements based on mathematical errors or based on the amount of Rhofade Inventory not being calculated in accordance with GAAP.  The Parties shall instruct such Independent Accountant to render its reasoned written decision with respect to any disagreement referred to it as promptly as practicable, but in no event later than 20 days after submission to it of all matters in dispute.  Such Independent Accountant’s determination shall be accompanied by a certificate of such Independent Accountant that it reached its decision in accordance with the provisions of this Section 2.7.  The fees and expenses of such Independent Accountant with respect thereto shall be borne by [***].

2.8        Risk of Loss.  Prior to the Closing, any Loss or damage to the Rhofade Assets and the Non-Rhofade Assigned Patents from fire, casualty or otherwise shall be the sole responsibility of Seller.  Thereafter, any such loss or damage shall be the sole responsibility of Buyer, except to the extent expressly provided otherwise under the Transaction Documents, including by virtue of such Loss being an Excluded Liability.

2.9        Third Party Consents. Notwithstanding any other provision of this Agreement, this Agreement does not constitute an agreement to sell, convey, assign, assume, transfer or deliver any interest in any Rhofade Asset, Non-Rhofade Assigned Patent or Rhofade Licensed Patent, or any claim, right, benefit or obligation arising thereunder or resulting therefrom if a sale, conveyance, assignment, assumption, transfer or delivery, or an attempt to make such a sale, conveyance, assignment, assumption, transfer or delivery, without the Consent of a Third Party would (a) constitute a breach or other contravention of the rights of such Third Party or (b) be ineffective with respect to any Party to a Contract concerning such Rhofade Asset, Non-Rhofade Assigned Patent or Rhofade Licensed Patent, and, in each case, such Consent is not obtained at or prior to the Closing.  If the sale, conveyance, assignment, transfer or delivery of any interest in, or assumption by Buyer of any Liability under, any Rhofade Asset, Non-Rhofade Assigned Patent or Rhofade Licensed Patent, is limited by the preceding sentence, then such sale, conveyance, assignment, transfer or delivery shall be subject to the applicable Consent being obtained.  If any Rhofade Asset, Non-Rhofade Assigned Patent or Rhofade Licensed Patent may not be assigned to Buyer by reason of the absence of any such Consent, Buyer shall not be required to assume any Assumed Rhofade Liability arising under such Rhofade Asset, Non-Rhofade Assigned Patent or Rhofade Licensed Patent until such Consent has been obtained.  If Seller or its Affiliates is not successful in obtaining any Consent of a Third Party related to any Rhofade Asset, Non-Rhofade Assigned Patent or Rhofade Licensed Patent at or prior to the Closing, then the Parties agree that

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on and after the Closing, Seller will use commercially reasonable efforts to obtain such Consent, and Buyer will provide such reasonable non-financial administrative assistance to Seller as may be reasonably requested by Seller in writing in connection with obtaining such Consent. To the extent that obtaining any such Consent requires payment of additional fees, costs, or expenses to a Third Party, such fees, costs, and expenses shall be borne by Seller, and Seller agrees to reimburse Buyer for any reasonable out-of-pocket fees, costs or expenses incurred by Buyer or its Affiliates in obtaining such Consent. If the Parties are not successful in transferring or assigning any Rhofade Asset, Non-Rhofade Assigned Patent or Rhofade Licensed Patent subject to a Third Party Consent, at or prior to the Closing, then the Parties shall use commercially reasonable efforts to (i) arrange to provide Buyer with the benefits of such Rhofade Asset, Non-Rhofade Assigned Patent or Rhofade Licensed Patent as if the appropriate consent had been obtained, including provision of the consideration and other economic benefits to be received by Buyer in and under such Rhofade Asset, Non-Rhofade Assigned Patent or Rhofade Licensed Patent, which consideration shall be held for the benefit of, and shall be promptly delivered to, Buyer; and (ii) refrain from agreeing to any amendment, supplement, waiver or other modification of such Rhofade Asset, Non-Rhofade Assigned Patent or Rhofade Licensed Patent without the prior written consent of Buyer.  To the extent that Buyer is provided the benefits of any such Rhofade Asset, Non-Rhofade Assigned Patent or Rhofade Licensed Patent (whether from Seller, its Affiliates or otherwise), Buyer shall, subject to the terms and conditions of this Agreement, arrange to discharge and perform the Assumed Liabilities thereunder or in connection therewith, as applicable, as if the appropriate consent had been obtained.

ARTICLE 3

CLOSING; CLOSING DELIVERIES

3.1        Closing.  The closing of the transactions contemplated by this Agreement (the “Closing”) shall take place through the electronic exchange of deliveries and executed documents as the Parties agree (including remotely by exchange of signature pages by facsimile or in electronic format, including in PDF or similar format) on a date (the “Closing Date”) to be specified by the Parties, which shall be no later than two (2) Business Days after the satisfaction or waiver of all conditions to Closing as set forth in Article 8, or at such other place or on such other date as Seller and Buyer may agree.  The Closing will be deemed to occur at 12:01 a.m., New York time, on the Closing Date.

3.2        Deliveries by Buyer.  At or prior to the Closing, Buyer shall deliver, or cause to be delivered, to Seller, the following:

3.2.1               the Bill of Sale, Assignment and Assumption Agreement, duly executed by Buyer;

3.2.2               the Patent Assignment Agreement, duly executed by Buyer;

3.2.3               the Trademark and Domain Name Assignment Agreement, duly executed by Buyer;

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3.2.4               the Transition Services Agreement, duly executed by Buyer;

3.2.5               the Galderma Sublicense Agreement, duly executed by Buyer;

3.2.6               the Escrow Agreement, duly executed by Buyer and the Escrow Agent;

3.2.7               the Exclusive Patent License Agreement, duly executed by Buyer;

3.2.8               the certificate described in Section 8.3.3;

3.2.9               (a) a [***] sales and use tax resale certificate,  (b) a [***] sales and use tax manufacturing exemption certificate,  and (c)  the [***] general sales tax exemption certificate, in each case duly executed by Buyer;  and

3.2.10             the payment of the Upfront Purchase Price set forth under Section 2.4.1, paid in accordance with Section 2.4.

3.3        Deliveries by Seller.  At or prior to the Closing, Seller shall deliver, or cause to be delivered, to Buyer, the following:

3.3.1               the Bill of Sale, Assignment and Assumption Agreement, duly executed by Seller and each of its applicable Affiliates;

3.3.2               the Patent Assignment Agreement, duly executed by Seller and any necessary Affiliate(s), as the case may be;

3.3.3               the Trademark and Domain Name Assignment Agreement, duly executed by Seller and any necessary Affiliate(s), as the case may be;

3.3.4               the Transition Services Agreement, duly executed by Seller;

3.3.5               a duly executed certificate of non-foreign status from Seller dated as of the Closing Date, in form and substance reasonably satisfactory to Buyer, and conforming to the requirements of Treasury Regulations Section 1.1445-2(b)(2), stating that Seller is not a “foreign person” as defined in Section 1445(f)(3) of the Code;

3.3.6               an IRS Form W-9 validly executed by Seller, dated as of the Closing Date;

3.3.7               the Galderma Sublicense Agreement, duly executed by Seller;

3.3.8               the certificate described in Section 8.2.4;

3.3.9               the Escrow Agreement, duly executed by Seller;

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3.3.10             the Exclusive Patent License Agreement, duly executed by Seller;

3.3.11             evidence of written notice in customary form to the FDA (i) under 21 C.F.R. §314.72 regarding transfer of the Product NDA and (ii) under 21 CFR §312 regarding transfer of the IND, in each case in case of clauses (i) and (ii), from Seller to Buyer; and

3.3.12             subject to Section 3.4, physical possession of all tangible Rhofade Assets and Non-Rhofade Assigned Patents, as applicable.

3.4        Delivery of Certain Rhofade Assets.

3.4.1               Seller shall use its commercially reasonable efforts to identify and locate any Product Books and Records or Regulatory Documentation that relate to the Rhofade Product outside of the United States and shall deliver such items at the Closing to the extent so identified and located prior to Closing. On the Closing Date, title to the Rhofade Assets and the Non-Rhofade Assigned Patents shall be transferred to Buyer.

3.4.2               Prior to Closing Buyer shall deliver a purchase order to Seller for Rhofade Inventory (other than Rhofade Product Inventory)  in the amount set forth in Seller’s estimate delivered pursuant to Section 2.6.1.  On the Closing Date, Seller shall deliver, or cause to be delivered, the Rhofade Inventory (other than Rhofade Product Inventory) to Buyer FCA Seller’s warehouse located in [***].

3.4.3               Notwithstanding anything herein to the contrary, [***].

3.5        Further Assurances; Wrong Pockets.

3.5.1               From time to time, at Buyer’s or Seller’s request, whether at or after the Closing Date, Buyer or Seller, as the case may be, shall execute and deliver such further instruments of conveyance, transfer and assignment as Buyer or Seller, as the case may be, may reasonably require of the other Party to effect the Contemplated Transactions in accordance with the terms and subject to the conditions of this Agreement and the other applicable Transaction Documents.

3.5.2               From time to time, at Buyer’s request whether at or after the Closing Date, Seller shall provide Buyer with reasonable access during normal business hours to books, records, files, documentation, correspondence, lists and other materials, including research information, information relating to clinical trials, sales and promotional literature, manuals, data (including, pre-clinical and clinical data), sales and purchase correspondence, lists of present and former suppliers, list of present and former customers and personnel and employment records, in each case whether in hard copy or computer format, used in the Rhofade Business or with respect to the Rhofade Product or Non-Rhofade Assigned Patents generally, to the extent not included in the Product Books and Records and solely to the extent such items are necessary or reasonably useful to file or maintain regulatory approval.

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Buyer shall reimburse Seller for its reasonable and documented out-of-pocket expenses incurred in connection with such access.

3.5.3               If Seller identifies any Rhofade Asset in its or its Affiliates’ possession following the Closing that was not assigned to, or not delivered to, Buyer prior to the Closing, or otherwise comes within the possession of Seller or its Affiliates following the Closing, then Seller shall (or shall cause its applicable Affiliate to) transfer such asset to Buyer or its designee as soon as reasonably practicable and for no further consideration (it being acknowledged and agreed that Buyer shall have already paid good consideration for all such Rhofade Assets by paying the Purchase Price).  Seller shall notify Buyer as soon as reasonably practicable upon becoming aware that there are any such assets in its or its Affiliates’ possession.

3.5.4               If Buyer identifies any Excluded Asset in its or its Affiliates’ possession that was inadvertently transferred to Buyer or its Affiliates prior to the Closing or otherwise comes within the possession of Buyer or its Affiliates following the Closing, Buyer shall (or shall cause its applicable Affiliate to) transfer such asset to Seller or its designee as soon as reasonably practicable and for no consideration.  Buyer shall notify Seller as soon as reasonably practicable upon becoming aware that there are any such assets in its or its Affiliates’ possession.

ARTICLE 4

REPRESENTATIONS AND WARRANTIES OF SELLER

Except as set forth in the Schedules included in the disclosure letter delivered by Seller to Buyer concurrently with the execution and delivery of this Agreement (the “Seller Disclosure Letter”), which shall be arranged in sections and subsection corresponding to the numbered and lettered sections and subsections contained in this Article 4 (it being understood that any disclosure in any section or subsection of the Seller Disclosure Letter shall qualify only (x) the corresponding sections or subsections in this Article 4 and (y) any other sections or subsections in this Article 4 to which the relevance of such disclosure is reasonably apparent on the face of such disclosure), Seller hereby represents and warrants to Buyer, as of the date of this Agreement and as of the Closing Date, that:

4.1        Organization and Authority.

4.1.1               Seller is a limited liability company duly organized and validly existing under the laws of the State of Delaware.  Seller has all requisite limited liability company power and authority to own, operate or lease its properties relating to the Rhofade Business and to conduct the Rhofade Business in the manner and in places where such properties are owned, operated or leased and where the Rhofade Business is currently conducted by Seller.  Seller is duly licensed and qualified to do business and, where applicable, in good standing in each jurisdiction in which their respective properties relating to the Rhofade Business are owned, operated or leased or the operation of the Rhofade Business makes such licensing or

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qualification to do business necessary, except where failure to be so licensed or qualified has not, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

4.1.2               Seller has all necessary limited liability company power and authority to enter into, execute and deliver this Agreement and each other Transaction Document to which it is, or is specified to be, a party, to carry out its obligations hereunder and thereunder, and to consummate the Contemplated Transactions.  Each Affiliate of Seller that is specified to be a party to any other Transaction Document has all necessary corporate or limited liability company power and authority to enter into, execute and deliver each such Transaction Document, to carry out its obligations thereunder, and to consummate the transactions contemplated thereby.  The execution and delivery by Seller of this Agreement, and by Seller and each other Affiliate of Seller of each other Transaction Document to which such party is, or is specified to be, a party, the performance by Seller and the other applicable Affiliates of Seller of their respective obligations hereunder and thereunder and the consummation by Seller and each of the other applicable Affiliates of Seller of the transactions contemplated thereby have been authorized by all requisite corporate action or limited liability company action on the part of Seller and each such other Affiliate of Seller.  This Agreement has been duly executed and delivered by Seller and, as of the Closing, each other Transaction Document to which Seller or any other Affiliate of Seller is, or is specified to be, a party will be duly executed by Seller and each such other Affiliate of Seller, and, assuming the due authorization, execution and delivery by Buyer and its Affiliates, as applicable, and, as the case may be, the other parties thereto, this Agreement is, and each such other Transaction Document will be, a legal, valid and binding obligation of Seller and each other Affiliate of Seller party thereto, enforceable against such party in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar Applicable Laws relating to or affecting creditors’ rights generally and general equitable principles (the “Enforceability Exceptions”).

4.2        No Conflicts; Consents.  The execution, delivery and performance of this Agreement by Seller and of each other Transaction Document by Seller and each other applicable Affiliate of Seller do not and will not, and the consummation of the Contemplated Transactions and compliance with the terms and conditions hereof and thereof by Seller and each such other Affiliate do not and will not: (a) violate, conflict with or result in the breach of the respective organizational documents of Seller or such Affiliate; (b) except as set forth on Schedule 4.2 of the Seller Disclosure Letter, result in a breach or default under, or create in any Person the right to terminate, cancel, accelerate or modify, or require any Consent under, any Rhofade Contract or any Contract to which Seller or any of its Affiliates and to which any of the Rhofade Assets is subject or the performance of the Rhofade Business is bound or materially affected; (c) conflict with or violate any Applicable Law applicable to Seller or its applicable Affiliates; or (d) result in the creation of any Encumbrance on any of the Rhofade Assets or Rhofade Licensed Patents (other than a Permitted Encumbrance), except in the case of clauses (b), (c) and (d), as would not, individually

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or in the aggregate, reasonably be expected to be material to the Rhofade Assets, the Rhofade Licensed Patents or the Rhofade Business, taken as a whole.

4.3        Absence of Changes.  From January 1, 2018 until the date hereof there has occurred no change, development, event, occurrence, fact or effect that has had, or would reasonably be expected to have, a Material Adverse Effect.  Since January 1, 2018, except for matters relating to Seller’s exploration of strategic options for the Rhofade Business and the restructuring of the medical dermatology business of Seller and its Affiliates, including the termination by Seller of its salesforce as related to the Rhofade Business in January 2018, Seller and its subsidiaries have (i) conducted the Rhofade Business in the Ordinary Course of Business and (ii) not taken any action that would, if taken after the date hereof without the consent of Buyer, be prohibited under the last sentence of Section 7.1.

4.4        Governmental Consents and Approvals.  The execution, delivery and performance of this Agreement and the Transaction Documents by Seller and the other applicable Affiliates of Seller, and the consummation of the Contemplated Transactions by Seller and such other Affiliates of Seller, do not require any Consent of any Governmental Authority, except (a) as may be necessary as a result of any facts or circumstances relating to Buyer or any of its Affiliates, (b) any filings with or Consents from Governmental Authorities necessary to transfer the Product NDA and any intellectual property right that is embodied in the Rhofade Assets or the Non-Rhofade Assigned Patents, (c) any filings under and compliance with the HSR Act and (d) to the extent failure to obtain such Consent would not, individually or in the aggregate, reasonably be expected to be material to the Rhofade Assets, the Rhofade Licensed Patents or the Rhofade Business, taken as a whole.

4.5        Litigation and Claims.  There is no material Action or, to the Knowledge of Seller, material investigation, pending or, to the Knowledge of Seller, threatened, against Seller or any of its Affiliates which specifically relates to the Rhofade Product, the Rhofade Assets, the Rhofade Licensed Patents or the Rhofade Business, or which in any manner challenges or seeks to prevent, enjoin, alter or delay the Contemplated Transactions or which challenges the legality, validity or enforceability of this Agreement or the other Transaction Documents.  Neither Seller nor any of its Affiliates is subject to any material Order or settlement agreement with any Person to which the Rhofade Product, the Rhofade Assets, the Rhofade Licensed Patents or the Rhofade Business are bound.

4.6        Financial Information.  Schedule 4.6 of the Seller Disclosure Letter sets forth a calculation of the gross revenue and net revenue, in each case for the Rhofade Product for each quarterly period from April 1, 2017 until September 30, 2018.  Such report has been prepared from the books and records regularly maintained and used by the management of Seller and its Affiliates to operate the Rhofade Business, and is accurate in all material respects, subject to adjustments between periods.  For the avoidance of doubt, no representation or warranty is made by Seller or any of its Affiliates with respect to the conformance of such report with GAAP or with any other applicable accounting standards.

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4.7        Rhofade Assets.

4.7.1               Title to Rhofade Assets.  Seller or an Affiliate of Seller has good and valid title to all Rhofade Assets, the Rhofade Licensed Patents and the Non-Rhofade Assigned Patents free and clear of all Encumbrances (other than Permitted Encumbrances).

4.7.2               Completeness of Rhofade Assets.

(a)         To the Knowledge of Seller, except for the Rhofade Intellectual Property, all of the assets exclusively used in the Rhofade Business prior to the Closing Date are solely related to United States based operations and activities.

(b)         Seller and its Affiliates do not hold or Control any application with, or registration, approval or other authorization of, any Governmental Authority, in each case that is exclusively related to the manufacturing, marketing, sale, importation, or export of the Rhofade Product, other than as included in the Rhofade Assets.

(c)         Seller and its Affiliates do not own or Control any Internet domain name containing the name “Rhofade” that is used or has been used in the past twelve (12) months solely in relation to the Rhofade Product, other than the Rhofade Domain Names.

(d)         None of Seller or any of its Affiliates is a party to any Contract exclusively relating to the Rhofade Product or to the Rhofade Business or that is, or reasonably would be expected to be, necessary for the Exploitation of the Rhofade Product, other than the Rhofade Contracts.

(e)         None of Seller or any of its Affiliates is currently engaging in or conducting (or has since 2016 engaged in or conducted) clinical studies or commercialization of a Competing Product.

4.8        Intellectual Property.

4.8.1               Schedule 4.8.1 of the Seller Disclosure Letter sets forth a list of (i) all Rhofade Intellectual Property and Rhofade Licensed Patents that are registered or for which an application for registration has been filed, in each case under the authority of any Governmental Authority (the “Registered Rhofade IP”) and all Non-Rhofade Assigned Patents that are registered or for which an application for registration has been filed, in each case under the authority of any Governmental Authority, and (ii) to the Knowledge of Seller, all Patents licensed to Seller or its Affiliates pursuant to the Aspect Agreement that Cover the Rhofade Product (“In-Licensed Aspect IP”), including, in each case (to the Knowledge of Seller in the case of In-Licensed Aspect IP) (a) the jurisdiction in which such item has been registered or filed; (b) the current owner thereof; (c) the applicable application, registration or serial number; and (d) the status with respect to such Registered Rhofade IP, Non-Rhofade Assigned Patents and In-Licensed Aspect IP.

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4.8.2               Seller or its applicable Affiliate is the sole and exclusive beneficial and legal owner of all Rhofade Intellectual Property and Rhofade Licensed Patents, free and clear of all Encumbrances other than Permitted Encumbrances.  To the Knowledge of Seller, the Registered Rhofade IP is subsisting, and, to the extent issued as of the date hereof, valid and enforceable, and none of the Rhofade Intellectual Property or Rhofade Licensed Patents, except as provided in the Aspect Agreement or the Galderma Cross License Agreement, is subject to any Order or any Contract (other than any Contract that is a Permitted Encumbrance) to which Seller or any of its Affiliates is a party restricting the enforcement, use, assignment, transfer or licensing thereof by Seller or its Affiliate.  Except as set forth in Schedule 4.8.2 of the Seller Disclosure Letter, all maintenance and renewal fees for all Registered Rhofade IP during the past two (2) years have been paid, the failure of which to be paid would reasonably be expected to result in the abandonment, cancellation or forfeiture of any such Registered Rhofade IP.

4.8.3               To the Knowledge of Seller, neither Seller’s nor its Affiliates’ conduct of the Rhofade Business as currently conducted infringes, dilutes, misappropriates or otherwise violates any Intellectual Property of any other Person.  As of the date hereof, neither Seller nor any of its Affiliates has received any written notice (or to the Knowledge of Seller, any oral notice) in the past two (2) years alleging that Seller’s and its Affiliates’ conduct of the Rhofade Business has infringed, misappropriated, diluted or otherwise violated, or does infringe, misappropriate, dilute or otherwise violate any Intellectual Property of any other Person (including, without limitation, any demand or request that Seller or any of its Affiliates license any rights from a Person or requests for indemnity).

4.8.4               To the Knowledge of Seller, except as otherwise set forth in Schedule 4.8.4 of the Seller Disclosure Letter, no Person has in the past two (2) years infringed, diluted, misappropriated or otherwise violated or is currently infringing, diluting, misappropriating or otherwise violating any Rhofade Intellectual Property or Rhofade Licensed Patents.

4.8.5               None of Seller or any of its Affiliates has granted any outbound licenses or rights under the Rhofade Intellectual Property, Rhofade Licensed Patents or In-Licensed Aspect IP, other than licenses granted under the Galderma Cross License Agreement and non-exclusive licenses granted in the Ordinary Course of Business to manufacturers, suppliers, distributors or other Persons performing manufacturing, supply, marketing or other services on behalf of Seller or any of its Affiliates.

4.8.6               To the Knowledge of Seller, any Person who is an employee of Seller or an Affiliate of Seller and who is listed as an inventor on a Patent included in the Registered Rhofade IP, has executed and delivered to Seller or its Affiliate a valid and enforceable Contract (a) providing for the non-disclosure by such Person of all trade secrets or other confidential information of Seller or its Affiliates, as applicable, and (b) providing for the present assignment by such Person to Seller or its Affiliate, as applicable, of all rights in such Registered Rhofade IP.  To the Knowledge of Seller, there has not been any breach of such Contracts by Seller or, to the Knowledge of Seller, by any Third Party.

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4.8.7         Other than office actions in the ordinary course of prosecution, there are no outstanding Actions, nor since the Vicept Transaction Completion Date have there been any Actions, challenging the validity, enforceability, registrability or ownership of any Rhofade Intellectual Property or Rhofade Licensed Patents and, since the Vicept Transaction Completion Date, no such Actions have been asserted in writing, or to the Knowledge of Seller, threatened in writing.

4.8.8         To the Knowledge of Seller, each of the Rhofade Allergan Developed Patents properly identifies by name each and every inventor of the claims thereof as determined in accordance with United States patent law (and the inventors listed in each such patent and patent application collectively constitute the entire inventive entity, as the term ‘inventive entity’ is defined and interpreted under United States patent law).

4.8.9               With respect to activities conducted by Seller and its Affiliates since the Vicept Transaction Completion Date, Seller and its Affiliates have complied in all material respects with all of their obligations and duties to the respective patent, trademark and copyright offices, including the duty of candor and disclosure to the U.S. Patent and Trademark Office, and all applicable laws, with respect to all Registered Rhofade IP.

4.8.10             With respect to activities conducted by Seller and its Affiliates since the Vicept Transaction Completion Date, no government funding, facilities of a university, college, other educational institution or research center, or funding from Third Parties was used in the development of any Rhofade Intellectual Property or Rhofade Licensed Patents.  No Governmental Authority, university, college, or other educational institution or research center has any claim or right in or to any Rhofade Intellectual Property or Rhofade Licensed Patent arising out of any activities conducted by Seller and its Affiliates since the Vicept Transaction Completion Date.

4.9        Compliance with Law; Anti-Corruption.

4.9.1               Seller and each of its applicable Affiliates is, and for the past three (3) years has been, in compliance, in all material respects, with all Applicable Laws (including the U.S. Foreign Corrupt Practices Act of 1977, as amended (15 U.S.C. §§78dd-1, et seq.); the U.S. Domestic Bribery Statute (18 U.S.C. § 201); the U.S. Travel Act (18 U.S.C. § 1952); any other applicable anti-corruption, anti-bribery, or similar Applicable Law; the FFDCA; the federal Anti-Kickback Law (42 U.S.C. §1320a-7b) and other fraud and abuse Applicable Law; the federal False Claims Act (31 U.S.C. §3279, et seq.); the federal Civil Monetary Penalties Law (42 U.S.C. § 1320a-7a); the Physician Payments Sunshine Act (42 U.S.C. §1320a-7h) and state transparency Applicable Law; the Health Insurance Portability and Accountability Act of 1996, as amended by the Health Information and Technology for Economic and Clinical Health Act; and the regulations promulgated pursuant thereto; Applicable Laws which are cause for exclusion from any federal health care program; and the requirements of the Medicaid Drug Rebate Program) with respect to the Rhofade Product, the Rhofade Licensed Patents, the Rhofade Assets or the Rhofade Business.  Neither Seller

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nor any of its applicable Affiliates have received any written notice from any Governmental Authority alleging any violation of Applicable Law by Seller or any of its applicable Affiliates with respect to the Rhofade Product, the Rhofade Licensed Patents, the Rhofade Assets or the Rhofade Business.

4.9.2               None of Seller, its Affiliates, or any of their respective officers, directors, employees, nor, to the Knowledge of Seller, any of their respective other Representatives or any other Third Party acting on behalf of Seller or its Affiliates, in each case, with respect to the Rhofade Product,  the Rhofade Licensed Patents, the Rhofade Assets, or the Rhofade Business, has in the past three (3) years with a corrupt intention directly or indirectly (through Third Parties) paid, provided, promised, offered, or authorized the payment or provision of money, a financial advantage, or anything else of value to (i) an official, employee, or agent of any Governmental Authority, military, public international organization, state-owned or controlled entity, political party, or any instrumentality thereof, or (ii) a political party or candidate for political office, for purposes of obtaining, retaining, or directing business or securing any other improper advantage.

4.10      Rhofade Contracts.  Seller has made available to Buyer true and complete copies of all Rhofade Contracts, together with all amendments, waivers or other changes thereto (subject to redaction or omission of any portions thereof that do not relate to the Rhofade Product, the Rhofade Assets, the Non-Rhofade Assigned Patents, the Rhofade Licensed Patents or the Rhofade Business).  Each Rhofade Contract is a valid and binding obligation of Seller or its Affiliates and, to the Knowledge of Seller, the other party thereto, and is in full force and effect, in each case subject to the Enforceability Exceptions.  Except as set forth in Section 4.10 of the Seller Disclosure Schedule, neither Seller or its Affiliates nor, to the Knowledge of Seller, any other party thereto is in material breach of, or material default under, any Rhofade Contract, no event has occurred that, with the giving of notice or lapse of time or both, would constitute a material breach or material default under any Rhofade Contract, and neither Seller nor its Affiliates has received or given any written notice of a material breach or material default under any Rhofade Contract.

4.11      Inventory.

4.11.1             Schedule 4.11.1 of the Seller Disclosure Letter sets forth a report by units, category types, expiration date, lot number (as applicable) and location of the packaged finished goods inventory of Rhofade Product and raw materials, in each case owned by Seller or its Affiliates that would constitute Rhofade Inventory if September 30,  2018 were the Closing Date.

4.11.2             To the Knowledge of Seller, the Rhofade Inventory has been manufactured in accordance with the applicable specification therefor and good manufacturing practices in all material respects.  The Rhofade Product Inventory, while in possession of Seller or its Affiliates, has been stored and handled in conformity with the applicable specifications for the Rhofade Product.

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4.12      Regulatory Matters.

4.12.1             Schedule 4.12 of the Seller Disclosure Letter sets forth a list, as of the date hereof, of all Regulatory Authorizations from Governmental Authorities that (a) are in effect and held by Seller or its Affiliates and (b) exclusively relate to the Rhofade Product.  As of the date hereof, all Regulatory Authorizations set forth on Schedule 4.12 of the Seller Disclosure Letter are (i) in full force and effect; (ii) validly registered and on file with applicable Governmental Authorities; and (iii) no suspension, revocation, or cancellation of such Regulatory Authorizations is pending or, to the Knowledge of Seller, threatened, except in the case of clauses (i), (ii) and (iii), as would not, individually or in the aggregate, reasonably be expected to be material to Buyer, the Rhofade Assets or the Rhofade Business, taken as a whole.  Seller has made available to Buyer complete and correct copies of all Regulatory Authorizations set forth on Schedule 4.12 of the Seller Disclosure Letter, and the regulatory dossiers relating thereto.  All such Regulatory Authorizations and all filings, declarations, listings, registrations, reports or submissions made to any Governmental Authority with respect to the Rhofade Product were in material compliance with Applicable Law.  As of the date of this Agreement, neither Seller nor any of its Affiliates has received written notice from any applicable Governmental Authority asserting any material deficiencies with respect to any such Regulatory Authorizations, filings, declarations, listing, registrations, reports or submissions.  Neither Seller nor any of its Affiliates is in material default under, and no condition exists that with notice or lapse of time or both would constitute a material default under, any such Regulatory Authorization.  There are no Actions pending or, to the Knowledge of Seller, threatened which would reasonably be expected to result in the limitation, modification, revocation, cancellation or suspension of any Regulatory Authorization set forth on Schedule 4.12 of the Seller Disclosure Letter.

4.12.2       None of Seller or any of its Affiliates has received (a) any unresolved FDA Form 483 observations, untitled letters or warning letters directly relating to the Rhofade Product, or (b) any written notice or, to the Knowledge of Seller, other communication from any Governmental Authority in the Territory (i) requiring the termination or suspension of any Exploitation of the Rhofade Product or (ii) alleging any material violation of any Applicable Law with respect to the Rhofade Product.

4.12.3       Neither Seller nor any of its Affiliates has made an untrue statement of material fact or fraudulent statement to the FDA or any other Governmental Authority, failed to disclose a material fact required to be disclosed to the FDA or any other Governmental Authority, or committed an act, made a statement, or failed to make a statement, including with respect to any scientific data or information, that, at the time such disclosure was made or failure to disclose occurred, would reasonably be expected to provide a basis for the FDA or any other Governmental Authority to invoke the FDA Application Integrity Policy respecting “Fraud, Untrue Statements of Material Facts, Bribery and Illegal Gratuities,” set forth in FDA’s Compliance Policy Guide Sec. 120.100 (CPG 7150.09) or any similar policy, in each case as related to the Rhofade Product.

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4.12.4             Each of Seller and its Affiliates has established and maintains a corporate compliance program that (a) addresses all material requirements of Applicable Law and all Governmental Authorities having jurisdiction over the Rhofade Business, and (b) has been structured to account for the guidance issued by the U.S. Department of Health and Human Services regarding characteristics of effective corporate compliance programs.  Seller and its Affiliates are in full compliance with their respective corporate compliance programs to the extent relating to the Rhofade Product, the Rhofade Assets, the Rhofade Licensed Patents or the Rhofade Business.  Each of Seller and its Affiliates has designated an executive employee thereof as its chief compliance officer.  For the past three (3) years, neither Seller, nor any of its Affiliates, and to the Knowledge of Seller, none of their respective employees and contractors, has made any voluntary or self-disclosure to any Governmental Authority regarding any potential material non-compliance with any Applicable Law in connection with the Exploitation of the Rhofade Product or relating to the Rhofade Business.

4.12.5             For the past three (3) years, neither Seller nor any of its Affiliates has voluntarily or involuntarily initiated, conducted or issued, caused to be initiated, conducted or issued any recall, removal, market withdrawal, replacement, field action, safety alert, warning, “dear doctor” letter, investigator notice, or other notice or action to wholesalers, distributors, retailers, healthcare professionals or patients (collectively, a “Recall”) relating to the Rhofade Product,  the Rhofade Licensed Patents, the Rhofade Assets or the Rhofade Business, except as (with respect to Recalls other than Class I Recalls as formally classified by FDA) would not have a Material Adverse Effect.  Neither Seller nor any of its Affiliates has received in the past three (3) years, any written notice from the FDA or any other Governmental Authority requesting or requiring, (a) the Recall of the Rhofade Product, (b) a material adverse change in the labeling of the Rhofade Product, (c) a termination, enjoinment or suspension of the research, development, manufacturing, marketing, or distribution of the Rhofade Product or (d) a negative change in the coverage or reimbursement status of the Rhofade Product or procedure using the Rhofade Product.

4.12.6             None of Seller or any of its Affiliates is party to or has any ongoing reporting obligations relating to the Rhofade Product pursuant to or under any Order (including, for the avoidance of doubt, any corporate integrity agreement, monitoring agreement, deferred prosecution agreement, consent decrees, settlement orders or other similar agreements) and, to the Knowledge of Seller, no such Order relating to the Rhofade Product is currently contemplated, proposed or pending.  None of Seller or its Affiliates nor, to the Knowledge of Seller, any officers, employees or agents (including any clinical investigator or distributor) thereof has been suspended or debarred or convicted of any crime or engaged in any conduct that would reasonably be expected to result in (x) debarment under 21 U.S.C. Section 335a or any similar Applicable Law or (y) exclusion under 42 U.S.C. Section 1320a-7 or any similar Applicable Law, and, to the Knowledge of Seller, no such Action is currently contemplated, proposed or pending.

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4.13      Taxes. To the extent relevant in determining any Liability for Taxes of Buyer (determined without taking into account any right of Buyer to indemnification under Section 10.2):

4.13.1             all material Taxes owed by Seller with respect to the Rhofade Assets, the Rhofade Licensed Patents or the Rhofade Business (whether or not shown on any Tax Return) have been paid;

4.13.2             there is no material dispute or claim concerning any Tax Liability of Seller with respect to the Rhofade Assets, the Rhofade Licensed Patents or the Rhofade Business either (a) claimed or raised by any Governmental Authority in writing or (b) otherwise to the Knowledge of Seller;

4.13.3             Seller has not executed any outstanding waivers or comparable consents regarding the application of the statute of limitations with respect to any Taxes in respect of the Rhofade Assets, the Rhofade Licensed Patents or the Rhofade Business;

4.13.4             all material Tax Returns required to be filed by Seller with respect to the Rhofade Assets, the Rhofade Licensed Patents or the Rhofade Business have been timely filed and are true, correct and complete in all material respects;

4.13.5             Seller is not a party to any material Tax allocation, Tax sharing, Tax indemnification agreement or similar Contract with respect to the Rhofade Assets, the Rhofade Licensed Patents or the Rhofade Business that would, in any manner, bind, obligate or restrict the Purchaser or its Affiliates other than the Rhofade Contracts; and

4.13.6             Seller is neither a disregarded entity for U.S. federal income Tax purposes nor a “foreign person” within the meaning of Section 1445 of the Code.

4.14      Brokers.  No broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the Contemplated Transactions based upon arrangements made by or on behalf of any of Seller or its Affiliates.

ARTICLE 5

REPRESENTATIONS AND WARRANTIES OF BUYER

Buyer represents and warrants to Seller as of the date of this Agreement and as of the Closing Date:

5.1        Organization and Authority.

5.1.1               Buyer is a corporation duly organized and validly existing under the laws of the State of Delaware.  Buyer has all necessary corporate power and authority to enter into, execute and deliver this Agreement and each other Transaction Document to which it is, or is specified to be, a party, to carry out its obligations hereunder and to consummate the Contemplated Transactions.  Each Affiliate of Buyer that is specified to be

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a party to any other Transaction Document or any Contemplated Transaction has all necessary corporate or limited liability company power and authority to enter into, execute and deliver each such Transaction Document, to carry out its obligations thereunder, and to consummate such Contemplated Transaction.  The execution and delivery by Buyer of this Agreement, and by Buyer and each of its applicable Affiliates of each other Transaction Document to which such party is, or is specified to be, a party, the performance by Buyer and its applicable Affiliates of their respective obligations hereunder and thereunder and the consummation by Buyer and each of its applicable Affiliates of the Contemplated Transactions have been authorized by all requisite corporate action on the part of Buyer and each such Affiliate.  This Agreement has been duly executed and delivered by Buyer and, as of the Closing, each other Transaction Document to which Buyer or its applicable Affiliate is, or is specified to be, a party will be duly executed by Buyer and its applicable Affiliate, and, assuming the due authorization, execution and delivery by Seller and its Affiliates, as applicable, and, as the case may be, the other parties thereto, this Agreement is, and each such other Transaction Document will be, a legal, valid and binding obligation of Buyer or its applicable Affiliate, enforceable against such party in accordance with its terms, subject to the Enforceability Exceptions.

5.2        No Conflicts; Consents.  The execution, delivery and performance of this Agreement by Buyer and of each other Transaction Document to which Buyer or its applicable Affiliate, as the case may be, is a party, do not and will not, and the consummation of the Contemplated Transactions and compliance with the terms and condition hereof and thereof by Buyer and each such Affiliate do not and will not: (a) violate, conflict with or result in the breach of the respective organizational documents of Buyer or such Affiliate; (b) result in a breach or default under, or create in any Person the right to terminate, cancel, accelerate or modify, or require any Consent under, any Contract to which Buyer or any of its Affiliates is a party or to which its properties or assets are subject or (c) conflict with or violate any Applicable Law applicable to Buyer or its applicable Affiliates, except, in the case of clauses (b) and (c), as would not, individually or in the aggregate, reasonably be expected to prevent, materially delay or materially and adversely affect the ability of Buyer to carry out its obligations under this Agreement and the Transaction Documents to which it is a party, and to consummate the Contemplated Transactions.

5.3        Governmental Consents and Approvals.  The execution, delivery and performance of this Agreement and the Transaction Documents by Buyer and its applicable Affiliates, to the extent Buyer and its applicable Affiliates are party to such Transaction Document, and the consummation of the Contemplated Transactions by Buyer and its applicable Affiliates does not require any Consent of any Governmental Authority, except (a) any filings with or Consents from Governmental Authorities necessary to transfer any intellectual property right that is embodied in the Rhofade Assets or the Non-Rhofade Assigned Patents, (b) any filings under and compliance with the HSR Act, or (c) to the extent failure to obtain such Consent would not prevent or materially delay the consummation by Buyer of the Contemplated Transactions.

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5.4        Litigation and Claims.  There is no Action or, to the knowledge of Buyer, investigation, pending or, to the knowledge of Buyer, threatened against Buyer which in any manner challenges or seeks to prevent, enjoin, alter or delay the Contemplated Transactions or which challenges the legality, validity or enforceability of this Agreement or the other Transaction Documents.

5.5        Sufficient Funds.  Buyer has, and will have as of the Closing, available sufficient funds necessary to make all the payments required pursuant to this Agreement to be made at Closing, and to pay all fees and expenses of Buyer and its Affiliates in connection therewith.  Buyer will have, as of the date any other payments are required to be made by Buyer pursuant to the terms of this Agreement, available sufficient funds to satisfy such payment obligations.

5.6        Brokers.  No broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the Contemplated Transactions based upon arrangements made by or on behalf of any of Buyer or any of its Affiliates.

5.7        Independent Investigation; No Reliance on Other Representations or Warranties.  Buyer has undertaken its own investigation, and has been provided with and has evaluated such information as requested by Buyer in connection with such investigation, in connection with the execution, delivery and performance of this Agreement and the other Transaction Documents to which it is a party and the consummation of the Contemplated Transactions.  In making its decision to execute and deliver this Agreement and to consummate the Contemplated Transactions, Buyer is relying solely upon the representations and warranties of Seller set forth in Article 4 (as modified by the Seller Disclosure Letter) and in the Transaction Documents, and acknowledges that such representations and warranties are the only representations and warranties made by Seller and any of Seller’s Affiliates and any of their Representatives of the foregoing, in each case in connection with this Agreement, the Transaction Documents and the Contemplated Transactions.  As a result, Buyer acknowledges that, except as otherwise provided herein, Seller is selling and conveying the Rhofade Assets, the Non-Rhofade Assigned Patents, the Rhofade Product and the Rhofade Business on an “as is, where is” basis, and Buyer acknowledges that neither Seller nor Seller’s Affiliates make or have made any other representations and warranties, express or implied, with respect to the subject matter of this Agreement or the Transaction Documents, including warranties of merchantability, fitness for a particular purpose, or with respect to any projections, estimates or budgets delivered to or made available to Buyer, or its Representatives, of future revenues, future results of operations (or any component thereof), future cash flows or the prospects for the Rhofade Business or the sale of the Rhofade Product after the Closing, and Buyer acknowledges that none of Seller or any of Seller’s current or former Representatives or Affiliates shall have any Liability for any such information provided to Buyer or its Representatives, except to the extent that such information is the subject of an express representation and warranty of Seller set forth in Article 4 (as modified by the Seller Disclosure Letter) or in any Transaction Document.  Notwithstanding anything to the contrary in this Section 5.7, nothing herein shall limit the liability of Seller for any claim based on fraud.

Confidential and Proprietary

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY

FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST.

OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED

SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

ARTICLE 6

ADDITIONAL AGREEMENTS

6.1        Expenses.  All expenses, including the fees of any attorneys, accountants, investment bankers or others engaged by a Party, incurred in connection with this Agreement and the Contemplated Transactions, shall be paid by the Party incurring such fees and expenses whether or not the Contemplated Transactions are consummated.

6.2        Tax Matters.

6.2.1               Any Transfer Taxes shall be borne and paid by Buyer.  The Parties shall use commercially reasonable efforts to cooperate with each other to file all Tax Returns required by Applicable Laws related to such Transfer Taxes.  Transfer Taxes shall be timely paid, and all applicable Tax Returns shall be filed, as provided by Applicable Laws. Buyer shall promptly furnish to Seller evidence of payment of any amount of Transfer Taxes for which Seller is otherwise liable pursuant to Applicable Law. For the avoidance of doubt, the Purchase Price set forth in this Agreement is exclusive of Transfer Taxes.

6.2.2               Withholding Taxes.

(a)         If any of the payments made by Buyer pursuant to this Agreement is subject to withholding Taxes under Applicable Laws of any jurisdiction, Buyer shall deduct and withhold the amount of such Taxes, such amounts payable to Seller shall be reduced by the amount of Taxes deducted and withheld, and Buyer shall timely remit the amounts of such Taxes to the proper Governmental Authority or other appropriate Person. Buyer shall, with respect to any Taxes withheld pursuant to this Section 6.2.2(a),  (i) transmit to Seller any official Tax certificate received from the relevant Governmental Authority as to the withholding Tax promptly upon receipt of such certificate, (ii) transmit to Seller any other reasonable evidence of such payment, Tax obligations and supporting calculations prepared by Buyer in connection with Buyer’s determination of such withholding within a reasonable period of time following a reasonable request by Seller, and (iii) transmit any proof of payment received from the relevant Governmental Authority of all amounts deducted and withheld promptly upon receipt of such proof of payment, in each case, to the extent such documentation is or has been in Buyer’s possession (or, if such documentation neither is nor has been in Buyer’s possession, to the extent Buyer can obtain such documentation using commercially reasonable efforts, at Seller’s expense for any reasonable out-of-pocket third-party costs incurred by Buyer). Any such withholding Taxes required under Applicable Law to be paid or withheld pursuant to this Section 6.2.2(a) shall be an expense of, and borne solely by, Seller. Upon the reasonable request of Seller, Buyer shall provide reasonable assistance to Seller to enable Seller to recover such Taxes as permitted by Applicable Law at Seller’s expense for any reasonable out-of-pocket third-party costs incurred by Buyer in providing such assistance. The Parties shall reasonably cooperate to minimize any such withholding Taxes. Buyer shall use commercially reasonable efforts to provide Seller with prior written notice of its intent to withhold, along with the legal basis for any withholding, and to permit Seller a reasonable opportunity to furnish forms, certificates or other items that would reduce or eliminate such

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withholding Taxes, and Seller may reasonably request Buyer to postpone a payment in order to provide Seller sufficient time to provide such withholding forms to minimize withholding Taxes, and such postponed payment will not be considered a late payment under this Agreement for any purposes. Notwithstanding the foregoing sentence, nothing in this Section 6.2.2(a) shall require Buyer to delay compliance with any Applicable Law relating to such withholding or payment of Taxes.

(b)         Notwithstanding the foregoing Section 6.2.2(a), if (i)  [***], and (ii) as a result of any state of affairs described in clause (i), Buyer or an assignee is required by Applicable Law to withhold Taxes in respect of any payment made to Seller pursuant to this Agreement in excess of the amount that would have been required to be withheld if the state of affairs described in clause (i) had not occurred, then any amount payable by Buyer to Seller hereunder shall be increased to take into account such excess withholding Taxes as may be necessary so that, after making all required withholding, Seller receives an amount it would have received had the state of affairs described in clause (i) not occurred; provided,  however, that, to the extent that the state of affairs described in clause (i)  occurs (determined by substituting “Seller” for all references to “Buyer” in clause (i)), and the additional amounts otherwise required to be paid by Buyer to Seller pursuant to this Section 6.2.2(b) would be lower or eliminated if the state of affairs in clause (i) had not occurred (determined by substituting “Seller” for all references to “Buyer” in clause (i)), Buyer shall be required to pay only such additional amounts as Buyer would be required to pay if the state of affairs in clause (i) had not occurred (determined by substituting “Seller” for all references to “Buyer” in clause (i)).  Any such increased amount payable to Seller under this Section 6.2.2(b) shall be net of any withholding tax credits actually able to be utilized by Seller to offset otherwise payable Taxes with respect to the taxable year in which such payment occurs (as determined in good faith by Seller).

(c)         If Buyer receives a refund of any withholding Taxes deducted or withheld pursuant to Section 6.2.2(a) (and for which no additional amount had been paid pursuant to Section 6.2.2(b)), in whole or in part, and whether in the form of cash, credit or similar offset, Buyer shall remit the amount of such refund to Seller within a reasonable period of time, net of any reasonable expenses incurred by Buyer in obtaining such refund.

6.2.3               Promptly after determination of the Final Inventory Value pursuant to Section 2.6.2 or Section 2.6.3, as applicable, Seller shall deliver to Buyer a statement (the “Purchase Price Allocation”) allocating the Purchase Price (including Assumed Liabilities to the extent properly taken into account under Section 1060 of the Code) among the Rhofade Assets, the Rhofade Licensed Patents and the Non-Rhofade Assigned Patents in accordance with Section 1060 of the Code and the regulations promulgated thereunder, and any other corresponding Tax Applicable Laws. Buyer shall provide written notice of any objections to the Purchase Price Allocation to Seller within [***] of receipt of the Purchase Price Allocation, and Seller and Buyer shall negotiate any disputes in good faith. If Buyer and Seller agree to the Purchase Price Allocation, Buyer and Seller (a) agree to, and to cause their respective Affiliates to, act in accordance with such Purchase Price Allocation in any Tax

Confidential and Proprietary

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Return or financial statements prepared consistent with GAAP, including any forms or reports required to be filed pursuant to Section 1060 of the Code or any provisions of any Applicable Laws, unless there has been a final “determination” as defined in Section 1313(a) of the Code in which the Purchase Price Allocation is modified (notice of which shall be promptly provided to the other Party) and (b) agree to cooperate in the preparation of such Tax Returns and file such forms as required by Applicable Law.  In the absence of such a “determination,” Buyer and Seller agree not to, and not to permit their respective Affiliates to, take a position inconsistent with any agreed upon Purchase Price Allocation upon examination of any Tax Return, in any refund claim, or in any litigation or investigation, without the prior written consent of the other.  In the event that the Purchase Price Allocation is disputed by any Governmental Authority, the Party receiving notice of the dispute shall promptly notify the other Party in writing of such notice and resolution of the dispute. Notwithstanding anything to the contrary in this Section 6.2.3, if Buyer and Seller do not agree to a Purchase Price Allocation, Buyer and Seller are permitted to take different positions allocating the Purchase Price (including Assumed Liabilities to the extent properly taken into account under Section 1060 of the Code) among the Rhofade Assets, the Rhofade Licensed Patents and the Non-Rhofade Assigned Patents in accordance with Section 1060 of the Code and any provisions of any Applicable Law.

6.2.4               After the Closing, upon reasonable notice, Buyer, on the one hand, and Seller, on the other hand, agree to furnish or cause to be furnished to each other and their Representatives reasonable access during normal business hours to such information and assistance relating to the Rhofade Assets and the Non-Rhofade Assigned Patents as are reasonably necessary for financial reporting and accounting matters relating to the Rhofade Assets and the Non-Rhofade Assigned Patents, the preparation and filing of any Tax Returns, reports or forms relating to the Rhofade Assets and the Non-Rhofade Assigned Patents or the defense of any Tax claim or assessment relating to the Rhofade Assets and the Non-Rhofade Assigned Patents, including to reasonably retain and provide the other with any records or other information that may be relevant to such Tax Return, financial reporting, audit or examination, proceeding or determination; provided,  however, that such access and assistance do not unreasonably disrupt the normal operations of Buyer, in the case of access and assistance given to Seller, or Seller, in the case of access and assistance given to Buyer.

6.2.5               In the case of any Straddle Period, the amount of any property, ad valorem or similar Taxes in respect of the Rhofade Business or the Rhofade Assets, the Rhofade Licensed Patents and the Non-Rhofade Assigned Patents apportioned to the Pre-Closing Tax Period shall equal an amount that bears the same ratio to the aggregate amount of such Tax in respect of the entire Straddle Period as the number of days in the Pre-Closing Tax Period bears to the number of days in the entire applicable Straddle Period (with the remainder of such Taxes allocable to the Post-Closing Tax Period), and in the case of any other Taxes, the amount in respect of the Rhofade Business or the Rhofade Assets, the Rhofade Licensed Patents and the Non-Rhofade Assigned Patents allocable to the Pre-

Confidential and Proprietary

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FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST.

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Closing Tax Period shall be computed as if such taxable period ended as of the end of the day on the Closing Date.

6.2.6               Buyer acknowledges that Seller and its Affiliates have not taken and do not intend to take any action required to comply with any applicable bulk sale or bulk transfer laws or similar laws of any jurisdiction.  Buyer hereby waives compliance by Seller and its Affiliates with the provisions of the bulk sales, bulk transfer or similar Applicable Laws of any state or political subdivision in connection with the transactions contemplated by this Agreement; provided,  however, that nothing herein shall relieve Seller from its obligation to indemnify Buyer in accordance with Article 9 for any Taxes that are Excluded Taxes.

6.2.7               Notwithstanding anything to the contrary in this Agreement, each Party shall be solely responsible for any HCR Fees billed to it which are based on sales of the Rhofade Product with an NDC of such Party, except that Buyer will be responsible for any incremental HCR Fees incurred by Seller or its Affiliates that are attributable to any sales of the Rhofade Product during a post-Closing period under the Seller NDC Number in accordance with Section 6.4.  Seller, or its Affiliates, shall invoice Buyer for HCR Fees, if any, billed to Seller or its Affiliates for which Buyer is responsible under this Section 6.2.7 following receipt of the final fee invoice, calculation, notice, invoice, judgment, assessment, or similar item from the Internal Revenue Service or any other relevant Governmental Authority which includes such HCR Fees and shall include in such invoice adequate documentation to allow Buyer to confirm that such HCR Fees were allocated appropriately.  Buyer shall, promptly after receipt of an appropriate invoice and accompanying documentation, pay such invoice.  For the avoidance of doubt, the HCR Fee for a relevant calendar year is the final adjusted HCR Fee calculated using the actual sales from such calendar year.

6.3        Confidentiality.

6.3.1               Seller agrees that from and after the Closing, all information included in the Rhofade Assets, the Rhofade Licensed Patents and the Non-Rhofade Assigned Patents and any other non-public information to the extent related to the Rhofade Product or the Rhofade Business is deemed to be Confidential Information of Buyer (such that Buyer shall be deemed the “Discloser” of such information pursuant to the Confidentiality Agreement notwithstanding that such Confidential Information may have been originally disclosed by Seller or one of its Affiliates); provided,  however, that from and after the Closing, Seller shall be deemed to be the “Discloser” of the Rhofade Contracts and the terms and conditions contained therein to the extent not related to the Rhofade Product;  provided,  further, that Seller may use or disclose the Confidential Information (a) for the purpose of complying with, and in connection with any dispute regarding, Seller’s rights, covenants and obligations under this Agreement or any Transaction Document and (b) in connection with Seller’s or any of its Affiliates’ defense against, or prosecution of, any Action or investigation relating to the Rhofade Product, the Rhofade Business or the Rhofade Assets and the Non-Rhofade Assigned Patents, including (i) the ownership of the Rhofade Assets and the Non-Rhofade

Confidential and Proprietary

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FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST.

OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED

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Assigned Patents prior to the Closing, (ii) the research, development, marketing, importation, sale or other Exploitation of the Rhofade Product prior to the Closing, (iii) the manufacture or production of the Rhofade Product sold prior to the Closing, (iv) the Rhofade Contracts with respect to any period prior to the Closing and (v) the operation or conduct of the Rhofade Business prior to the Closing.  For clarity, but subject to Section 11.1, the terms and the existence of this Agreement and the other Transaction Documents entered into in connection herewith shall be considered Confidential Information of each Party, treated in accordance with the Confidentiality Agreement.

6.3.2               Notwithstanding anything in the Confidentiality Agreement to the contrary, each of Seller, Buyer and their respective Affiliates, to the extent receiving Confidential Information, may disclose, use and authorize the use of such Confidential Information to and by its Affiliates and Representatives, only to the extent necessary to carry out such receiving Party’s rights and responsibilities under this Agreement or any Transaction Document or in the course of the consummation of the Contemplated Transactions or in connection with any accounting or legal matters of the receiving Party related to the Earnout Products, the Rhofade Business or the Contemplated Transactions; provided,  however, that such receiving Party will ensure that said Affiliates and Representatives are bound to such receiving Party by obligations of confidentiality and limited use at least as restrictive as the obligations of such receiving Party under this Agreement, and shall assume Liability for breach of this Agreement by any or all such Persons.

6.3.3               Except as expressly modified hereby, all of the confidentiality, use, and non-disclosure obligations contained in the Confidentiality Agreement and in this Section 6.3 shall bind each of the Parties and shall survive the Closing or any termination of this Agreement, in each case in accordance with the terms of the Confidentiality Agreement.

6.3.4               Except as permitted by the Confidentiality Agreement or as required by Applicable Law, including any court of competent jurisdiction or other Governmental Authority (including public filings pursuant to securities laws or the rules of a stock exchange on which the securities of the disclosing Party are listed), but subject to Section 11.1, neither Party will disclose the terms of this Agreement without the written consent of the other Party.

6.3.5               Notwithstanding anything to the contrary in this Agreement or in the Confidentiality Agreement, with respect to any claim related to a breach or threatened breach of the Confidentiality Agreement or this Section 6.3, each Party shall be entitled to seek injunctive or other equitable relief to enforce the provisions thereof and hereof, in addition to such other remedies to which such Party may be entitled, including the recovery of money damages.

6.4        [***].

6.4.1               Buyer shall, [***].

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6.4.2               Buyer covenants and agrees that, [***].

6.4.3               [***]

6.4.4               Buyer recognizes the value of the goodwill associated with the Allergan Names and Marks, and acknowledges that the Allergan Names and Marks and all rights therein, including the goodwill pertaining thereto, belong exclusively to Seller and its Affiliates.

6.4.5               Buyer agrees that [***].

6.5        Returned Product.

6.5.1               Seller covenants and agrees that, from and after the Closing, [***].

6.5.2               Buyer covenants and agrees that, from and after the Closing, [***].

6.5.3               Seller and Buyer shall use commercially reasonable efforts to request that customers direct all Seller Lot Product returns to Seller and Buyer Sold Product returns to Buyer.

6.5.4               Each of Seller and Buyer agree to [***].

6.5.5               Seller agrees that it will not ship or sell the Rhofade Product from and after the Closing, except to the extent pursuant to the Transition Services Agreement or with the prior written consent of Buyer.

6.6        Regulatory Compliance.  From and after the Closing Date, Buyer shall have sole responsibility for obtaining and maintaining, and shall use commercially reasonable efforts to obtain and maintain, all Regulatory Authorizations necessary for the offer, sale, importation, manufacture, distribution, marketing, promotion, import, pricing and reimbursement of the Rhofade Product, including supplementing the Product NDA to, as promptly as practicable following the Closing, include Buyer’s facilities and delete Seller’s facilities, and assuming all responsibility for maintenance of the Product NDA.  All decisions regarding the validation of the Rhofade Product and the conduct of regulatory activities with respect to the Rhofade Product after the Closing Date shall be made by Buyer. Buyer shall cooperate fully with Seller to ensure that neither Seller nor any of its Affiliates could be deemed to be, to the extent relating to the Rhofade Product or the Rhofade Business post-Closing, not in compliance with any Applicable Laws.

6.7        Customer Complaints.  From and after the Closing Date, Buyer shall assume all operational responsibility for processing and responding to customer complaints relating to the Rhofade Product, whether such Rhofade Product was manufactured, marketed or sold before, on or after the Closing Date; provided that Seller shall (a) provide commercially reasonable assistance to Buyer in processing and responding to any such customer complaints that are pending as of immediately prior to the Closing and (b) promptly forward to Buyer any and all customer

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complaints received by Seller or its Affiliates relating to any Rhofade Product.  In the event that Buyer becomes aware of any customer complaints relating to (i)  Rhofade Product that was manufactured, marketed or sold before or on the Closing Date or (ii) Rhofade Product comprising Rhofade Product Inventory, Buyer shall provide prompt written notice of such complaint to Seller, including, to the extent known, a detailed explanation of such customer complaint.  In the event that Seller becomes aware of any customer complaints relating to (A) Rhofade Products that were manufactured, marketed or sold after the Closing Date or (B) Rhofade Products included in the Rhofade Product Inventory, Seller shall provide prompt written notice of such complaint to Buyer, including, to the extent known, a detailed explanation of such customer complaint.

6.8        Quality Control.

6.8.1               Buyer understands and agrees that, except as set forth in Section 6.4 or as otherwise required under Applicable Law (or as set forth under any Rhofade Contract), from and after the Closing Date, Buyer shall be responsible for all quality control and quality assurance activities related to Rhofade Product manufactured, distributed or sold prior to, on or after the Closing Date, including the Rhofade Product Inventory;  provided that Seller shall provide commercially reasonable assistance to Buyer in handling any such quality control and quality assurance activities existing and open prior to the Closing Date.

6.8.2               In the event that any Governmental Authority shall allege or prove that the Rhofade Product does not comply with any Applicable Law, Buyer shall be fully responsible for controlling such investigation and the disposition thereof.  Buyer shall be responsible for all costs and expenses (including the reasonable costs and expenses of Seller and its Affiliates) with respect to any investigation and disposition of any Buyer Lot Product (regardless of when manufactured).  Seller shall be responsible for all costs and expenses (including the reasonable costs and expenses of Buyer or its Affiliates) with respect to any investigation and disposition of any Seller Lot Product.  The Parties shall cooperate and work together in good faith in addressing all such non-compliance allegations and occurrences.

6.8.3               Each Party shall notify the other as soon as practicable after it becomes aware of any adulteration, contamination of or other latent defect in (a) any Rhofade Product in the Rhofade Product Inventory and (b) any Seller Lot Product (each of the foregoing described in clauses (a) and (b), a “Relevant Product”).  If a Governmental Authority issues a warning letter or threatens or commences an Action (including seeking an injunction) in relation to, seizes, or requests or requires a recall of a Relevant Product, Buyer or Seller, as the case may be, shall immediately notify the other Party of the action, seizure, request or requirement and provide to the other Party a copy of any warning letter or notice given by the Governmental Authority.  If an action as described in the foregoing sentence requires a  response, Buyer, after consultation with Seller, will determine the nature, content and scope of that response and will determine the procedures and steps in respect of that response, whether or not the response is to be given by Buyer or Seller.

Confidential and Proprietary

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6.8.4               From and after the Closing Date, except as otherwise provided in any Rhofade Contract, Buyer shall have the right to decide whether to undertake a recall of Rhofade Product voluntarily, and the nature, level and scope of, and all steps and procedures with respect to, any such voluntary recall; provided that Buyer shall consult with Seller with respect to such recall, including the reasons for and the proposed nature, level and scope of the proposed voluntary recall.  If Buyer decides to recall a Relevant Product, then (a) Buyer shall take all commercially reasonable steps to effect the recall and (b) Buyer and Seller shall use commercially reasonable efforts to mitigate the costs of such recall.  Buyer shall be responsible for all costs and expenses (including any costs and expenses of Seller and its Affiliates) with respect to any recalls of Buyer Lot Product (including if such Buyer Lot Product is included in the Rhofade Product Inventory).  Seller shall be responsible for all reasonable costs and expenses (including the reasonable costs and expenses of Buyer and its Affiliates) with respect to any recalls of Seller Lot Product.

6.8.5               If a Governmental Authority requires the recall of a Relevant Product, Buyer shall comply with any notice given by the Governmental Authority with respect to such recall.  Buyer shall be responsible for all reasonable costs and expenses (including the reasonable costs and expenses of Seller and its Affiliates) associated with such recall to the extent the recall is of Buyer Lot Product.  Seller shall be responsible for all reasonable costs and expenses (including the reasonable costs and expenses of Buyer and its Affiliates) to the extent such recall was of Seller Lot Product.

6.9        Insurance.  Buyer acknowledges and agrees that the coverage under all insurance policies related to the Rhofade Business and arranged or maintained by Seller or its Affiliates is only for the benefit of Seller and its Affiliates, and not for the benefit of Buyer, any of its Affiliates or the Rhofade Business.  Buyer agrees to arrange, effective as of the Closing Date, for its own insurance policies with respect to the Rhofade Business and agrees not to seek, through any means, to benefit from any of Seller’s or its Affiliates’ insurance policies which may provide coverage for claims relating in any way to the Rhofade Business. Notwithstanding anything to the contrary in this Section 6.9, from and after the Closing until the earlier of the expiration or termination of the distribution services pursuant to the Transition Services Agreement or the date on which all Covered Inventory has been sold, Seller shall maintain, for the benefit of Buyer, insurance coverage for the Covered Inventory as such coverage exists as of the date hereof.

6.10      Cooperation in Litigation Matters.

6.10.1             Each of Buyer and Seller agrees to, after the Closing, reasonably cooperate with the other Party and any of the other Party’s Affiliates in connection with the defense by Buyer or Seller or any of their respective Affiliates against, or the prosecution of, any Action or investigation, whether existing, threatened, or anticipated, to the extent relating to or arising out of the operation or conduct of the Rhofade Business prior to the Closing, including (a) the ownership of the Rhofade Assets and the Non-Rhofade Assigned Patents prior to the Closing, (b) the research, development, marketing, importation, sale or other Exploitation of the Rhofade Product prior to the Closing, (c) the manufacture or production

Confidential and Proprietary

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of any Rhofade Product sold prior to the Closing, (d) the Rhofade Contracts with respect to any period prior to the Closing and (e) the operation or conduct of the Rhofade Business prior to the Closing, including in each such case as described in clauses (a) through (e) by Buyer permitting the Representatives of Seller (including legal counsel and accountants) to upon request, (i) have reasonable access at reasonable times, and in a manner so as not to interfere with the normal business operations of Buyer, to the books, records, contracts, and documents included in the Rhofade Assets and the Non-Rhofade Assigned Patents to the extent relevant to the defense of such Action and (ii) subject to Seller’s obligations under the Confidentiality Agreement, make copies of any of the items described in clause (i) solely for the purpose of defending such Action.  Seller shall be responsible for all costs and expenses (including the reasonable out-of-pocket costs and expenses of Buyer and its Affiliates) to the extent such Action or investigation relates to conduct in connection with the Rhofade Business prior to the Closing or, except as provided under the Transition Services Agreement, the conduct of Seller or any of its Affiliates or their respective employees or contractors post-Closing, including any reasonable out-of-pocket costs or expenses incurred in connection with Buyer’s reasonable cooperation with Seller pursuant to this Section 6.10.

6.11      Intellectual Property.

6.11.1             As of the date of this Agreement, Seller has made available to Buyer a list of each filing, payment, and action that must be made or taken on or before December 31, 2018 for the Registered Rhofade IP and the Non-Rhofade Assigned Patents.  Within [***] after Closing, Seller shall deliver to Buyer a list of each filing, payment, and action that must be made or taken on or before the date that is [***] after the Closing Date in order to maintain each such item of Registered Rhofade IP and the Non-Rhofade Assigned Patents.

6.11.2             As reasonably requested by Buyer, Seller and its Affiliates shall, and shall cause the inventors of the Rhofade Allergan Developed Patents (to the extent such inventors are employed by Seller or its Affiliates or otherwise have an enforceable contractual obligation to Seller or its Affiliates to do so), to execute, acknowledge and deliver such additional instruments, notices, releases, certificates and other documents and do such further acts, assignments, transfers and other things, in each case, as are reasonably necessary to transfer to Buyer the Rhofade Allergan Developed Patents, to vest and confirm in Buyer the legal title to such patents, and to perfect Buyer’s enjoyment of this grant, at Buyer’s sole expense, it being understood that the foregoing covenant and agreement shall bind and inure to the benefit of the successors, assigns and legal representatives of Buyer and Seller.

6.12      Rebates.

6.12.1             [***]

6.12.2             [***]

(a)         Seller shall be responsible for any Rebate that has a fulfillment date,

Confidential and Proprietary

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transaction date, service date, dispensed date, sale date or other similar date that is [***].

(b)         With respect to all claims for Rebates that have a fulfillment date, transaction date, service date, dispensed date, sale date or other similar date that is [***].

6.12.3             As soon as practicable following the Closing, Buyer may establish its own patient savings card program with respect to the Rhofade Product.  Buyer will include the Seller NDC Number in its savings card program.  Seller shall add the Buyer NDC Number to Seller’s patient savings card program for the Rhofade Product.  Each Party shall process any claims for Rebates related to the Rhofade Product submitted through their respective savings card programs.

6.13      Third Party Confidentiality Agreements.  In the event Seller becomes aware of any breach of any confidentiality agreement in favor or Seller or any of its Affiliates to which Seller or any of its Affiliates is a party relating to the direct or indirect sale of the Rhofade Business or the rights to the Rhofade Product to any Person by a party that owes a duty of confidentiality to Seller or its Affiliates thereunder at any time following the Closing, at Buyer’s request, Seller shall use its commercially reasonable efforts to enforce the terms of such confidentiality agreement against the applicable counterparty on Buyer’s behalf and at Buyer’s expense (including bringing a claim against such applicable counterparty). Seller shall inform Buyer if Seller or its applicable Affiliate becomes aware of any such breach or potential breach.

6.14      Non-Exclusive License.

6.14.1             Seller (on behalf of itself and of its Affiliates) hereby grants, and hereby causes its Affiliates to grant, to Buyer and its Affiliates, effective as of the Closing, a non-exclusive, perpetual, worldwide, fully-paid license under all Patents and Know-How (a) owned and Controlled by Seller or any of its Affiliates as of the Closing Date, (b) not included in the Rhofade Assets, Non-Rhofade Assigned Patents,  Rhofade Licensed Patents or In-Licensed Aspect IP or sublicensed pursuant to the Galderma Sublicense Agreement, and (c) used by Seller and its Affiliates as of the Closing Date to make, use, sell, offer for sale or import the Rhofade Product, but excluding any Allergan Names and Marks and any IT Systems, to make, use, sell, offer for sale or import the Earnout Products.  [***].

6.14.2             Except with Seller’s consent (not to be unreasonably withheld, conditioned or delayed), the rights and license granted hereunder pursuant to this Section 6.14 shall not be assignable by Buyer and its Affiliates other than any assignment or other transfer in connection with a sale of any Earnout Product or a sale of all or substantially all of the Rhofade Assets and the Non-Rhofade Assigned Patents, regardless of whether such sale is structured as an asset sale, merger, reorganization or similar transaction, and Buyer may sublicense the rights granted pursuant to this Section 6.14 to (i) any successor in interest to the rights to any Earnout Product in any one or more territories, (ii) any of its or its Affiliates’ suppliers, distributors, contractors, manufacturers or service providers or similar counterparties, in each case in connection with and to the extent required in the conduct of

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the Rhofade Business, and (iii) in connection with a license or sublicense, as applicable, of the Registered Rhofade IP, the Non-Rhofade Assigned Patents or In-Licensed Aspect IP. Notwithstanding any of the foregoing, the Parties hereby acknowledge and agree that nothing in this Section 6.14 shall require Seller or any of its Affiliates to teach or instruct, or otherwise conduct any transfer of any technology, information or Know-How owned by or Controlled by Seller or such Affiliate, to Buyer or any of its Affiliates.  For the avoidance of doubt, the rights, license and sublicense granted under this Section 6.14 do not include any rights of Buyer to use the Seller NDC Number and any Allergan Names and Marks.

6.15      Written Notice to Transfer.  Promptly following the date of this Agreement, Seller shall reasonably cooperate with Buyer to provide written notice to the parties to the Rhofade Contracts of the assignment thereof to Buyer.

6.16      Other Rosacea Products.

6.16.1             From the Closing and continuing until the [***] of the Closing, except on Buyer’s behalf pursuant to the Transition Services Agreement, Seller shall not, and shall cause its Affiliates not to, directly or indirectly, independently or with, through or on behalf of any third party, research, develop, manufacture, commercialize, sell or otherwise Exploit any Competing Product;  provided, however, that the foregoing shall not be violated by (a) Seller or any of its Affiliates owning, directly or indirectly, solely as a passive investment, securities of any Person that is publicly traded and that researches, develops, manufactures, commercializes or otherwise Exploits a Competing Product, if Seller and its Affiliates, together, do not, directly or indirectly, own [***] or more of any class of securities of such Person, (b) [***], or (c) Seller or any of its Affiliates being acquired directly or indirectly by any Person that is engaged in the research, development, manufacture, commercialization or other Exploitation of a Competing Product as of the time of such acquisition. For clarity, the foregoing shall not prevent Seller and its Affiliates from researching, developing, manufacturing, commercializing, selling or otherwise Exploiting non-drug cosmetic products (i.e. a cosmetic product that is not covered by an NDA submitted to the FDA) for the management of rosacea.

6.16.2             Seller acknowledges that the consideration for the covenants in this Section 6.16, consists of substantial economic value as provided under this Agreement and the other Transaction Documents. Seller also acknowledges that Buyer would not consummate the transactions contemplated under this Agreement and the other Transaction Documents unless Seller agreed to this Section 6.16.

6.16.3             If the period of time, the extent of the geographic area or the scope of the prescribed activities covered by this Section 6.16 should be deemed unenforceable, then this Section 6.16 shall be construed to cover the maximum period of time, geographic area and scope of prescribed activities (not to exceed the maximum time, geographic area or scope set forth herein) as may be valid under Applicable Law. The Parties specifically intend that any court determining the extent of the enforceability of this Section 6.16 shall, if it

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determines that this Section 6.16 is not fully enforceable in accordance with its terms, modify the period of time, geographic area or scope of prescribed activities provided for herein to the minimum extent necessary such that the provisions hereof as so modified are enforceable.

6.17      Remedies Against Manufacturers of Rhofade Inventory.  From and after the Closing, in the event of an Action against Buyer or in the event that Buyer incurs any Liabilities arising out of, in respect of, or relating to the manufacture of any raw materials, active pharmaceutical ingredient or Rhofade Product included in the Rhofade Inventory, at Buyer’s request, Seller shall use diligent efforts to obtain, for Buyer’s benefit and at Buyer’s  expense, all remedies available to Seller against the Third Party manufacturer thereof including, with respect to any such Rhofade Product,  [***] Seller will keep Buyer fully informed regarding the status of its efforts to obtain such remedies and shall promptly, but no later than [***] after receipt, pay or distribute to Buyer any funds or other consideration obtained by Seller as a result thereof.

ARTICLE 7

PRE-CLOSING COVENANTS

The Parties agree as follows with respect to the period between the execution of this Agreement and the Closing:

7.1        Conduct of the Rhofade Business Prior to the Closing Date.  From the date hereof until the Closing Date, except as may be consented to by Buyer (which consent shall not be unreasonably withheld, conditioned or delayed), Seller shall use its commercially reasonable efforts to (i) conduct the Rhofade Business in the Ordinary Course of Business and (ii) keep the Rhofade Assets, the Rhofade Licensed Patents and the Non-Rhofade Assigned Patents substantially intact, including its present relationships with the counterparties to the Rhofade Contracts.  Without limiting the generality of the foregoing, and (i) except as set forth on Schedule 7.1 of the Seller Disclosure Letter, as required by Applicable Law or as otherwise expressly required by the terms of this Agreement, or (ii) as otherwise consented to in writing by Buyer (which consent shall not be unreasonably withheld, conditioned or delayed), from the date hereof until the Closing Date, Seller shall not and shall cause any of its subsidiaries not to (in each case, to the extent related to the Rhofade Business or any Rhofade Asset,  Rhofade Licensed Patent, Non-Rhofade Assigned Patent or any Assumed Rhofade Liability):

(a)         create any Encumbrance (other than any Permitted Encumbrance) on any of the Rhofade Assets,  Rhofade Licensed Patents or the Non-Rhofade Assigned Patents;

(b)         sell, lease, license, transfer or dispose of any of the Rhofade Assets,  Rhofade Licensed Patents or the Non-Rhofade Assigned Patents, other than in connection with sales of inventory or obsolete, worn-out or excess assets in the Ordinary Course of Business;

(c)         abandon any Rhofade Intellectual Property,  Rhofade Licensed Patents or Non-Rhofade Assigned Patents or, to the extent such consent would be required pursuant to the Aspect Agreement, consent to the abandonment of any In-Licensed Aspect IP, except in each case

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in connection with the diligent prosecution and maintenance of the Rhofade Intellectual Property,  Rhofade Licensed Patents or Non-Rhofade Assigned Patents and the In-Licensed Aspect IP;

(d)         settle or compromise any Action (whether or not commenced prior to the date of this Agreement) that after the Closing Date would impose any equitable or injunctive relief on the Rhofade Business;

(e)         assume any Liability that would be an Assumed Rhofade Liability other than in the Ordinary Course of Business;

(f)         amend, modify, terminate, renew, extend or waive any material right under any Rhofade Contract, in each case other than in the Ordinary Course of Business; or

(g)         authorize or enter into any agreement or commitment with respect to any of the foregoing.

7.2        Consents and Approvals.

7.2.1               Each of Buyer and Seller shall use its reasonable best efforts to (a) take, or cause to be taken, all appropriate action, and do, or cause to be done, all things necessary, proper or advisable under any Applicable Law or otherwise to consummate and make effective the Contemplated Transactions as promptly as practicable and advisable, (b) obtain from any Governmental Authorities any consents, licenses, permits, waivers, clearances, approvals, authorizations, waiting period expirations or terminations, or orders required to be obtained or made by Buyer, Seller or any of their respective Affiliates, or avoid any action or proceeding by any Governmental Authority (including those required under or with respect to the HSR Act and any other applicable Antitrust Laws), in connection with the authorization, execution and delivery of this Agreement and the consummation of the Contemplated Transactions (the “Required Governmental Approvals”), (c) make or cause to be made as promptly as practicable and advisable, but in no event later than ten (10) Business Days after the date hereof, the applications or filings required to be made by Buyer and Seller, including any of their respective Affiliates, under or with respect to the HSR Act or any other applicable Required Governmental Approvals in connection with the authorization, execution and delivery of this Agreement and the consummation of the Contemplated Transactions, (d) comply at the earliest reasonably practicable and advisable date with any request under or with respect to the HSR Act or any other applicable Required Governmental Approvals, including any requests for additional information, documents or other materials received by Buyer or Seller or any of their respective Affiliates from the U.S. Federal Trade Commission or the U.S. Department of Justice in connection with the Contemplated Transactions, and (e) reasonably coordinate and cooperate with, and give due consideration to all reasonable additions, deletions or changes suggested by, the other party in connection with, making (A) any filing under or with respect to the HSR Act or any other Required Governmental Approvals and (B) any filings, conferences or other submissions related to resolving any investigation or other inquiry by any such Governmental Authority

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in connection with the consummation of the Contemplated Transactions.  The filing fee associated with any filing required to be made with respect to the HSR Act shall be split equally between the Parties.  Neither Buyer nor Seller shall knowingly take, cause or permit to be taken or omit to take any action which such Party reasonably expects is likely to materially delay or prevent consummation of the Contemplated Transactions.

7.2.2               Without limiting the generality of the undertakings pursuant to Section 7.2.1, each of Buyer and Seller agree to: (i) reasonably consult and cooperate with each other, and consider in good faith the views of each other, in connection with any filing, submission, or oral presentation and in connection with any investigation or other inquiry, including any proceeding initiated by a Governmental Authority regarding the Contemplated Transactions; (ii) keep the other Party and its counsel informed on a current basis of any communication received by such Party from, or given by any Governmental Authority to such Party, in each case, regarding any of the Contemplated Transactions; (iii) permit the other Party and its counsel to review the non-confidential portions of any material communication (except that such Party may, as advisable and necessary, reasonably designate any competitively sensitive material as “outside counsel only” and provide that material only to the other Party’s outside legal counsel) given by it to, and consult with each other in advance of any substantive meeting or conference with, any Governmental Authority, and to the extent permitted by the Governmental Authority, give the other Party and its counsel the opportunity to attend and participate in such meetings and conferences; and (iv) promptly seek to resolve any objection that may be asserted by a  Governmental Authority with respect to the Contemplated Transactions under the HSR Act or any Antitrust Laws.  Notwithstanding anything herein to the contrary, neither Buyer nor Seller, without the other Party’s prior written consent, shall (i) enter into any timing, settlement or similar agreement, or otherwise agree or commit to any arrangement, that would have the effect of extending, suspending, lengthening or otherwise tolling the expiration or termination of the waiting period applicable to the Contemplated Transactions under the HSR Act or any Antitrust Laws, or (ii) enter into any timing or similar agreement, or otherwise agree or commit to any arrangement, that would bind or commit the Parties not to complete the Contemplated Transactions (or that would otherwise prevent or prohibit the Parties from completing the Contemplated Transactions).

7.2.3               Buyer shall use its reasonable best efforts to take such actions as may be required under the HSR Act or other Antitrust Laws in order to satisfy the conditions set forth in Section 8.1 as quickly as possible, and in no event later than July 15,  2019.  In connection with and without limiting the foregoing, Buyer shall use its reasonable best efforts to take such reasonable steps as may be necessary to avoid or eliminate any impediment under any Antitrust Laws that may be asserted by any Governmental Authority with respect to this Agreement or the Contemplated Transactions.  Notwithstanding anything herein to the contrary, neither Buyer nor Seller shall be required to defend through litigation on the merits any claim asserted in any court or administrative proceeding, including appeals, or submit to any Order to sell or hold separate any business or assets of Buyer or Seller or their respective Affiliates in order to satisfy the conditions set forth in Section 8.1.

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7.2.4               Buyer and Seller shall give any notices to Governmental Authorities, and use their reasonable best efforts to obtain any consent from such applicable Governmental Authority, necessary to consummate the Contemplated Transactions.  The “reasonable best efforts” of a party pursuant to this Section 7.2.4 shall not require it to pay or commit to pay any amount to (or incur any obligation in favor of) any Person from whom any such consent may be sought other than the filing fee under the HSR Act and other nominal filing or application fees.

7.3        Access to Information.  Subject to Applicable Law, from the date hereof through the Closing Date, Seller will permit Representatives of Buyer (including legal counsel and accountants) to have reasonable access at reasonable times, and in a manner so as not to interfere with the normal Rhofade Business operations of Seller, to the personnel, properties, books, records, contracts, and documents of Seller that are related to the Rhofade Assets, the Rhofade Licensed Patents or the Non-Rhofade Assigned Patents or otherwise relating to the Rhofade Business; provided, however, that such access, information requests and other cooperation do not unreasonably interfere with the normal operations of Seller or its Affiliates or the Rhofade Business.  Any information shared pursuant to this Section 7.3 shall be treated as Confidential Information disclosed pursuant to the Confidentiality Agreement.  Nothing contained in this Section 7.3 shall obligate Seller or its Affiliates to breach any duty of confidentiality owed to any Person whether such duty arises contractually, statutorily or otherwise, or to waive any attorney-client privilege.  Buyer acknowledges and agrees that (a) certain records may contain information relating to the business of Seller and its Affiliates other than the Rhofade Business and that Seller may retain copies thereof and (b) prior to making any records available to Buyer, Seller may redact any portions thereof that relate to any of Seller’s or its Affiliates’ businesses other than the Rhofade Business.

7.4        Financial Statements.

7.4.1               Prior to the date hereof, the Securities and Exchange Commission (“SEC”) has approved Buyer’s request to satisfy the requirements of Rule 3-05 of Regulation S-X by filing abbreviated financial statements and only for certain periods (the “Request for Abbreviated Financial Statements”).  Seller shall and shall cause its Affiliates and independent auditors to, subject to this Section 7.4.1, prepare and deliver to Buyer financial statements that are consistent with the Request for Abbreviated Financial Statements as approved by the SEC.  Buyer’s consent to the auditor’s plan and fee for services shall be required prior to PricewaterhouseCoopers LLP commencing any work pursuant to this Section 7.4.

7.4.2               Seller shall and shall cause its Affiliates and independent auditors to reasonably cooperate with Buyer and provide Buyer with such financial information and financial data regarding the Rhofade Business, the Rhofade Assets, the Rhofade Licensed Patents, the Non-Rhofade Assigned Patents and the Assumed Liabilities as Buyer shall reasonably request to the extent necessary to allow Buyer to prepare unaudited pro forma financial statements of Buyer giving effect to the acquisition of the Rhofade Business, the

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Rhofade Assets, the Non-Rhofade Assigned Patents and the Assumed Liabilities, and the license of the Rhofade Licensed Patents, that are in compliance with, and for the periods required by, Article 11 of Regulation S-X;  provided, that such requested cooperation does not unreasonably interfere with the ongoing operations of Seller and its Affiliates or require Seller or its Affiliates to prepare (or request Seller’s independent auditors to prepare) any financial or other information that Seller does not prepare in the ordinary course of business or that is not readily available through Seller’s financial and accounting systems.

7.4.3               Seller shall promptly satisfy the obligations under this Section 7.4 so that Buyer may make the required filings within the period required by the Securities Exchange Act of 1934, as amended (but in any event within sixty (60) days after the date of this Agreement).  [***].

7.5        Exclusive Dealings.  From the date of this Agreement through the Closing Date, Seller shall not, and shall not permit any of its Affiliates or any of its or its Affiliates’ respective Representatives to, directly or indirectly, (a) enter into any agreement with respect to a Competing Transaction, (b) solicit, initiate, facilitate or knowingly encourage any Person (other than Buyer or its Affiliates) to make a proposal with respect to, or engage in negotiations related to, a Competing Transaction or (c) furnish any Confidential Information to any Person who has made or could reasonably be expected to make a proposal with respect to a Competing Transaction.  “Competing Transaction” means any sale, disposition or transfer of all or part of the Rhofade Business,  the Rhofade Assets, the Rhofade Licensed Patents or the Non-Rhofade Assigned Patents to a Person (other than Buyer or its Affiliates), whether by purchase of assets, sale of equity of any Person, merger or otherwise, other than the Contemplated Transaction.

ARTICLE 8

CONDITIONS TO OBLIGATIONS TO CLOSE

8.1        Conditions to the Obligations of Both Parties.  The respective obligations of each of the Parties to consummate the transactions contemplated by this Agreement to be consummated at the Closing shall be subject to the satisfaction of the following conditions:

8.1.1               There shall not (a) be in effect in the United States of America any Applicable Law or governmental order that makes illegal or enjoins or prevents in any respect the consummation of the transactions contemplated by this Agreement to be consummated at the Closing or (b) have been commenced and be continuing any Action or proceeding by any Governmental Authority of the United States of America that seeks to make illegal, enjoin or prevent in any respect the transactions contemplated by this Agreement to be consummated at the Closing.

8.1.2               The waiting period applicable to the Contemplated Transactions under the HSR Act shall have expired or been terminated.

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8.2        Buyer Obligations.  The obligations of Buyer to consummate the transactions to be performed by it in connection with the Closing are subject to satisfaction of the following conditions:

8.2.1               The (a) Fundamental Representations of Seller set forth in Article 4 that are qualified by materiality or Material Adverse Effect shall be true and correct in all respects, and the Fundamental Representations of Seller set forth in Article 4 that are not so qualified shall be true and correct in all material respects, in each case, as of Closing Date as though made on and as of the Closing (except that Fundamental Representations of Seller that by their terms speak specifically as of the date of this Agreement or another date shall be so true and correct as of such date) and (b) other representations and warranties of Seller set forth in Article 4 shall be true and correct (without giving effect to any qualification as to materiality or Material Adverse Effect contained therein) as of Closing Date as though made on and as of the Closing (except that representations and warranties that by their terms speak specifically as of the date of this Agreement or another date shall be true and correct (without giving effect to any qualification as to materiality or Material Adverse Effect contained therein) as of such date), except in the case of clause (b) where any failures of any such representations and warranties to be true and correct has not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect;

8.2.2               Seller shall have performed and complied with all of its covenants and agreements hereunder in all material respects through the Closing Date;

8.2.3               No change, development, event, occurrence, fact or effect shall have occurred which has had, or would reasonably be expected to have, a Material Adverse Effect;

8.2.4               Seller shall have delivered to Buyer a certificate to the effect that each of the conditions specified in Sections 8.2.1,  8.2.2 and 8.2.3 is satisfied;

8.2.5               Seller shall have delivered to Buyer evidence that each of the Required Third Party Consents has been received in the applicable form attached hereto as Exhibit G;

8.2.6               Buyer may waive any condition specified in this Section 8.2 if it executes a writing so stating at or prior to the Closing.

8.3        Seller Obligations.  The obligations of Seller to consummate the transactions to be performed by it in connection with the Closing are subject to satisfaction of the following conditions:

8.3.1               The (a) Fundamental Representations of Buyer set forth in Article 5 that are qualified by materiality shall be true and correct in all respects, and the Fundamental Representations of Buyer set forth in Article 5 that are not so qualified shall be true and correct in all material respects, in each case, as of the Closing Date as though made on and as of the Closing (except that Fundamental Representations of Buyer that by their terms

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speak specifically as of the date of this Agreement or another date shall be so true and correct as of such date) and (b) other representations and warranties of Buyer set forth in Article 5 shall be true and correct (without giving effect to any qualification as to materiality contained therein) as of the Closing Date as though made on and as of the Closing (except that representations and warranties that by their terms speak specifically as of the date of this Agreement or another date shall be true and correct (without giving effect to any qualification as to materiality contained therein) as of such date), except in the case of clause (b), where any failures of any such representations and warranties to be true and correct has not had and would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on the ability of Buyer to perform its obligations under this Agreement and the other Transaction Documents to which Buyer is a party and consummate the Contemplated Transactions;

8.3.2               Buyer shall have performed and complied with all of its covenants and agreements hereunder in all material respects through the Closing;

8.3.3               Buyer shall have delivered to Seller a certificate to the effect that each of the conditions specified in Sections 8.3.1 and 8.3.2 is satisfied in all respects; and

8.3.4               Seller may waive any condition specified in this Section 8.3 if it executes a writing so stating at or prior to the Closing.

ARTICLE 9

TERMINATION

9.1        Termination.  The Parties may terminate this Agreement prior to the Closing, only as provided below:

9.1.1               The Parties may terminate this Agreement by mutual written agreement.

9.1.2               Seller may terminate this Agreement by giving written notice to Buyer of such termination if (a) any of the representations and warranties of Buyer contained in this Agreement shall fail to be true and correct such that the condition set forth in Section 8.3.1 cannot be satisfied and Seller shall not have provided a waiver with respect to such failure, or (b) Buyer shall have failed to comply with any of its respective obligations under this Agreement such that the condition set forth in Section 8.3.2 cannot be satisfied and Seller shall not have provided a waiver with respect to such failure and such failure or breach with respect to any such representation, warranty or obligation cannot be cured or, if curable, has not been cured, in each case, within 30 days after Buyer has received written notice from Seller of the occurrence of such failure or breach.

9.1.3               Buyer may terminate this Agreement by giving written notice to Seller of such termination if (a) any of the representations and warranties of Seller contained in this Agreement shall fail to be true and correct such that the condition set forth in Section 8.2.1

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cannot be satisfied and Buyer shall not have provided a waiver with respect to such failure, or (b) Seller shall have failed to comply with any of its respective obligations under this Agreement such that the condition set forth in Section 8.2.2 cannot be satisfied and Buyer shall not have provided a waiver with respect to such failure and such failure or breach with respect to any such representation, warranty or obligation cannot be cured or, if curable, has not been cured, in each case, within 30 days after Seller has received written notice from Buyer of the occurrence of such failure or breach.

9.1.4               Either Buyer or Seller may terminate this agreement by giving written notice to the other if (a) there shall be any Applicable Law that makes consummation of the purchase and sale of the Rhofade Assets and the Non-Rhofade Assigned Patents or any of the Contemplated Transactions illegal or otherwise prohibited; or (b) a Governmental Authority of competent jurisdiction shall have issued a non-appealable final order, having the effect of permanently restraining, enjoining or otherwise prohibiting the Contemplated Transactions; provided, however, that the right to terminate this Agreement under this Section 9.1.4 shall not be available to any Party whose failure to perform any of its obligations under this Agreement has been the cause of, or materially contributed to, the enactment of such Applicable Law or the issuance of such non-appealable final order.

9.1.5               Either Buyer or Seller may terminate this Agreement by giving written notice to the other if the Closing has not occurred (other than through the failure of the Party seeking to terminate this Agreement to comply with its obligations under this Agreement) on or before July 15,  2019.

9.2        Effect of Termination.  In the event of termination of this Agreement by either Buyer or Seller as provided in Section 9.1, this Agreement shall forthwith become void and have no effect, and neither Buyer or Seller or any of their respective officers or directors shall have any Liability of any nature whatsoever under this Agreement, or in connection with the Contemplated Transactions, except that (a) Article 1, the last sentence of Section 7.4.3, this Section 9.2 and Article 11 shall survive any termination of this Agreement and (b) the termination of this Agreement shall not relieve either Party from any Liability for fraud or for any willful and material breach prior to such termination of any of its representations, warranties covenants or agreements set forth in this Agreement.  If this Agreement is terminated as provided herein, Buyer shall promptly return to Seller all documents and any other materials received from Seller or its Affiliates relating to the Contemplated Transactions, in accordance with the terms and conditions set forth in the Confidentiality Agreement.

ARTICLE 10

INDEMNIFICATION

10.1      Survival.  The (a) covenants contained in this Agreement requiring performance prior to the Closing shall survive the Closing and remain in full force and effect for a period of [***] following the Closing Date, (b) covenants contained in this Agreement requiring performance following the Closing shall survive in accordance with their own terms, (c) representations and

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warranties of the Parties contained in this Agreement (other than the Fundamental Representations and the representations and warranties of Seller set forth in Section 4.8 (Intellectual Property)) shall survive the Closing and remain in full force and effect for a period of [***] following the Closing Date, (d) the representations and warranties of Seller in Section 4.8 (Intellectual Property) shall survive the Closing and remain in full force and effect for a period of [***] following the Closing Date, and (e) the Fundamental Representations shall survive the Closing and remain in full force and effect for a period of [***] following the Closing Date. After the Closing, no Party shall have any Liability of any nature with respect to any representation, warranty, agreement or covenant after the expiration of the applicable survival period set forth in this Section 10.1, unless a notice of a breach thereof giving rise to a right of indemnity shall have been given to the Party against whom such indemnity may be sought prior to such time.  No claim for indemnification with respect to any such representation, warranty, agreement or covenant shall be valid after the expiration of the applicable survival thereof as set forth in this Section 10.1 unless notice of such claim was given to the Indemnifying Party prior to the expiration of such survival period.

10.2      Indemnification.

10.2.1             Subject to the provisions of this Article 10, from and after the Closing, Seller shall indemnify, defend and hold harmless Buyer and its Affiliates and their respective Representatives and controlling Persons (collectively, the “Buyer Indemnitees”) in respect of and against, any and all Losses actually suffered, incurred or sustained by a Buyer Indemnitee resulting from or arising out of (a) any breach of a representation or warranty made by Seller or any of its Affiliates in this Agreement or any of the Transaction Documents (other than the Transition Services Agreement), (b) nonfulfillment of or failure to perform any covenant or agreement on the part of Seller or its Affiliates contained in this Agreement or the Transaction Documents (other than the Transition Services Agreement), (c) any Excluded Liability (but excluding, for the avoidance of doubt, the Assumed Liabilities), (d) any matter described on Schedule 10.2.1(d) of the Seller Disclosure Letter or (e) any Liability of Seller that becomes a Liability of any Buyer Indemnitee under bulk sales, bulk transfer or similar Applicable Laws of any jurisdiction, under any common law doctrine of de facto merger or successor liability, or otherwise by operation of Applicable Law.

10.2.2             Subject to the provisions of this Article 10, from and after the Closing, Buyer shall indemnify, defend and hold harmless Seller and its Affiliates and their respective Representatives and controlling Persons (collectively, the “Seller Indemnitees”) in respect of and against, any and all Losses actually suffered, incurred or sustained by a Seller Indemnitee resulting from or arising out of (a) any breach of a representation or warranty made by Buyer or any of its Affiliates in this Agreement or any of the Transaction Documents (other than the Transition Services Agreement), (b) nonfulfillment of or failure to perform any covenant or agreement on the part of Buyer or its Affiliates contained in this Agreement or the Transaction Documents (other than the Transition Services Agreement), or (c) any Assumed Rhofade Liability.

10.3      Limitation of Liability.

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10.3.1             Each Party’s indemnification obligations shall be subject to the following limitations: (a) neither Party shall be liable for indemnification for Warranty Breaches pursuant to Section 10.2.1(a) or 10.2.2(a), as applicable, for any individual Loss or series of related Losses unless the aggregate amount of such Losses exceeds $[***], and any Losses disregarded pursuant to this clause (a) shall be disregarded for purposes of the Deductible and Cap provided below; (b) neither Party shall be liable for indemnification for Warranty Breaches pursuant to Section 10.2.1(a) or 10.2.2(a), as applicable, unless and until the aggregate amount of Losses, actually incurred by the other Party with respect to such Warranty Breaches exceeds $[***] (the “Deductible”), after which the Indemnifying Party shall be liable for the amount of all Losses in excess of the Deductible, but subject to the other limitations set forth in this Agreement (including the Cap); (c) neither Party shall be liable for indemnification for Warranty Breaches pursuant to Section 10.2.1(a) or 10.2.2(a), as applicable, in excess of the Cap; and (d) except in the case of fraud, in no event shall the aggregate Liability of either Party for any Warranty Breaches pursuant to Section 10.2.1(a) or 10.2.2(a), as the case may be, be in excess of the sum of the Purchase Price received by Seller.  Notwithstanding anything to the contrary contained herein, the foregoing clauses (a) through (c) shall not apply in the case of fraud or any Warranty Breach with respect to a Fundamental Representation. For the avoidance of doubt, none of the limitations in this Section 10.3.1 shall apply in the case of claims made pursuant to clauses (b), (c), (d) or (e) of Section 10.2.1.

10.3.2             Notwithstanding any other provision of this Agreement to the contrary, in no event shall either Party, its Representatives or Affiliates be liable to the other Party for any indirect, incidental, punitive, special, exemplary or consequential damages (including lost profits), in each case, whether based upon a claim or Action, warranty, negligence, strict Liability or other tort, arising out of or related to this Agreement; provided,  however, that the foregoing limitation of Liability shall not apply to (x) claims for indemnification with respect to a Third Party Claim, (y) Liabilities arising from such Party’s fraud or (z) indirect, incidental, or consequential damages or Liabilities that would be reasonably foreseeable to result from a breach of this Agreement or a matter subject to indemnification hereunder, as applicable, under an objective standard.

10.4      Procedure for Indemnification.

10.4.1             Notice of Claim.  All indemnification claims in respect of a Buyer Indemnitee or a Seller Indemnitee shall be made solely by Buyer or Seller, as applicable (each of Buyer or Seller in such capacity, the “Indemnified Party”).  The Indemnified Party shall give the Party from whom indemnity is being sought (the “Indemnifying Party”) prompt written notice (an “Indemnification Claim Notice”) of any claim of Loss or discovery of facts upon which such Indemnified Party intends to base a request for indemnification under Section 10.2.1 or Section 10.2.2;  provided, that an Indemnified Party’s failure to timely notify the Indemnifying Party as set forth above will not relieve the Indemnifying Party of any liability that it may have to the Indemnified Party, except to the

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extent the defense of such Action is materially and actually prejudiced by the Indemnified Party’s failure to give such notice.  Each Indemnification Claim Notice shall contain a description of the claim and the nature and amount of such Loss (to the extent that the nature and amount of such Loss are known at such time).  The Indemnified Party shall furnish promptly to the Indemnifying Party copies of all papers and official documents received in respect of any Losses.  A failure by the Indemnified Party to give notice of the claim as required by this Section 10.4.1 shall not limit the obligation of the Indemnifying Party under this Article 10, except (a) to the extent such Indemnifying Party is actually and materially prejudiced thereby and (b) as provided in Section 10.1.

10.4.2             Control of Defense.

(a)         At its option, the Indemnifying Party may assume the defense of any claim made by, or any Action commenced by, a Third Party (a “Third Party Claim”) by giving written notice to the Indemnified Party within thirty (30) Business Days after the Indemnifying Party’s receipt of an Indemnification Claim Notice; provided that the Indemnifying Party acknowledges in writing that the Losses resulting from such Third Party Claim are within the scope of indemnified Losses subject to Section 10.2.1, in the case of Seller as the Indemnifying Party, or Section 10.2.2, in the case of Buyer as the Indemnifying Party; provided, further, that the Indemnifying Party shall not be entitled to (i) assume the defense, appeal or settlement of any Third Party Claim if (A) the Third Party Claim relates to or arises in connection with any criminal proceeding, action, indictment, allegation or investigation or (B) the Third Party Claim seeks any injunction or equitable relief against the Indemnified Party; or (ii) maintain control of the defense, appeal or settlement of any Third Party Claim if the Indemnifying Party has failed or is failing to defend in good faith the Third Party Claim.  Upon assuming the defense of a Third Party Claim, the Indemnifying Party may appoint as lead counsel in the defense of the Third Party Claim legal counsel that is reasonably acceptable to the Indemnified Party and shall be responsible for all costs and expenses associated with the defense of such Third Party Claim.  In the event the Indemnifying Party assumes the defense of a Third Party Claim, to the extent legally permissible the Indemnified Party shall promptly deliver to the Indemnifying Party all original notices and documents (including court papers) received by the Indemnified Party in connection with such Third Party Claim.  Subject to Section 10.4.3, if the Indemnifying Party assumes the defense of a Third Party Claim, the Indemnifying Party shall not be liable to the Indemnified Party for any legal expenses subsequently incurred by such Indemnified Party or Buyer Indemnitee or Seller Indemnitee, as applicable, in connection with the analysis, defense or settlement of the Third Party Claim.

(b)         If the Indemnifying Party is entitled to assume the defense of a Third Party Claim pursuant to Section 10.4.2(a), but is not prepared to acknowledge in writing that the Losses resulting from such Third Party Claim are within the scope of indemnified Losses subject to Section 10.2.1 or Section 10.2.2, as applicable, the Indemnifying Party and the Indemnified Party shall jointly control the defense, appeal and settlement of the claim.  In such instance, (i) defense counsel for the Third Party Claim shall be jointly appointed by the Indemnifying Party and the Indemnified Party, and the costs of defense (including the fees and expenses of such jointly

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appointed counsel) shall be borne equally by the Indemnifying Party and the Indemnified Party, regardless of which party initially pays such costs, (ii) no material decision or action in the defense of the Third Party Claim shall be taken and no settlement or compromise of such Third Party Claim shall be entered into or agreed to, in each case, without the prior consent of each of the Indemnified Party and the Indemnifying Party (such consent not to be unreasonably withheld, delayed or conditioned), and (iii) each of the Indemnified Party and the Indemnifying Party shall be entitled to participate in, but not control, the joint defense through its own independent counsel, at its own expense.  In the event that the Indemnifying Party subsequently assumes the defense of such Third Party Claim pursuant to Section 10.4.2(a), then the Indemnifying Party shall become responsible for (and reimburse the Indemnified Party as applicable) all costs of the joint defense contemplated by clause (i) of the preceding sentence.  If it is ultimately determined that the Third Party Claim is not indemnifiable under this Article 10, then the Indemnified Party shall become responsible for (and reimburse the Indemnifying Party as applicable) all costs of the joint defense contemplated by clause (i) of this Section 10.4.2(b).

10.4.3             Right to Participate in Defense.  Without limiting Section 10.4.2(a), if, with respect to a Third Party Claim, the Indemnifying Party has assumed the defense and employed counsel in accordance with Section 10.4.2(a), the Indemnified Party shall be entitled to participate in, but not control, the defense of such Third Party Claim and to employ, for such purpose and at its sole cost and expense, counsel of its choice that is reasonably acceptable to the Indemnifying Party; provided,  however, that the Indemnifying Party shall pay the fees and expenses of such separate counsel (a) incurred by the Indemnified Party during such periods that the Indemnifying Party is not controlling the defense of such Third Party Claim, or (b) if the interests of the Indemnified Party and Buyer Indemnitee or Seller Indemnitee, as applicable, on the one hand, and the Indemnifying Party, on the other hand, with respect to such Third Party Claim are sufficiently adverse to prohibit the representation by the same counsel of both parties under Applicable Law, ethical rules or equitable principles.

10.4.4             Settlement.  In the event the Indemnifying Party has elected to assume defense of a Third Party Claim pursuant to Section 10.4.2(a), the Indemnifying Party shall have the sole right to consent to the entry of any judgment, enter into any settlement or otherwise dispose of a Third Party Claim, on such terms as the Indemnifying Party, in its sole discretion, shall deem appropriate; provided,  however, that such entry of judgment, settlement or disposition (a) involves solely the payment of money damages as to which the Indemnifying Party shall have acknowledged in writing the obligation to indemnify the Buyer Indemnitee or Seller Indemnitee, as applicable, hereunder and (b) will not result in the Indemnified Party or any Buyer Indemnitee or Seller Indemnitee, as applicable, becoming subject to injunctive or other relief or otherwise adversely affect the Rhofade Business of the Indemnified Party or any Buyer Indemnitee or Seller Indemnitee, as applicable, in any manner.  With respect to all other Third Party Claims, where the Indemnifying Party has assumed the defense of the Third Party Claim in accordance with Section 10.4.2(a), the Indemnifying Party shall not have authority to consent to the entry of any judgment, enter

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into any settlement or otherwise dispose of such Third Party Claim without the prior written consent of the Indemnified Party (which consent shall not be unreasonably withheld, conditioned or delayed).  The Indemnifying Party shall not be liable for any settlement or other disposition of a Third Party Claim by an Indemnified Party or any Buyer Indemnitee or Seller Indemnitee, as applicable, that is reached without the written consent of the Indemnifying Party.  Regardless of whether the Indemnifying Party chooses or is entitled to defend any Third Party Claim, no Indemnified Party nor any Buyer Indemnitee or Seller Indemnitee, as applicable, shall admit any Liability with respect to, or settle, compromise or dispose of, any Third Party Claim without the prior written consent of the Indemnifying Party (which consent shall not be unreasonably withheld, conditioned or delayed).

10.4.5             Cooperation.  Each Party and each Buyer Indemnitee or Seller Indemnitee, as applicable, shall reasonably cooperate in good faith with respect to the defense of any Third Party Claim and shall furnish such records, information and testimony, provide such witnesses and attend such conferences, discovery proceedings, hearings, trials and appeals as may be reasonably requested in connection therewith.  Such reasonable cooperation shall include, upon the written request of the Indemnifying Party, access during normal business hours to, records and information of the other Party that are reasonably relevant to such Third Party Claim, and making employees and, to the extent reasonably practicable, agents available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder.

10.4.6             General Escrow Account.  From and after the Closing, any indemnification to which any Buyer Indemnitee is entitled under Section 10.2.1 (other than Section 10.2.1(d)) shall be first satisfied by recouping all of such Losses from the General Escrow Account in accordance with the terms of the Escrow Agreement until the General Escrow Account is exhausted or released pursuant to the terms of the Escrow Agreement.  If the General Escrow Account is not sufficient to pay the entire amount of the Losses, such Buyer Indemnitee shall have all other rights and remedies available to it pursuant to this Agreement to recover any remaining amount directly from Seller. Following the [***] of the Closing Date, Buyer and Seller shall jointly instruct the Escrow Agent to release any remaining funds in the General Escrow Account in accordance with the terms of the Escrow Agreement.

10.4.7             Special Escrow Account.  From and after the Closing, any indemnification to which any Buyer Indemnitee is entitled under Section 10.2.1(d) shall be first satisfied by recouping all of such Losses from the Special Escrow Account in accordance with the terms of the Escrow Agreement until the Special Escrow Account is exhausted or released pursuant to the terms of the Escrow Agreement.  If the Special Escrow Account is not sufficient to pay the entire amount of the Losses, such Buyer Indemnitee shall have all other rights and remedies available to it pursuant to this Agreement to recover any remaining amount directly from Seller, and/or from the General Escrow Account, if available, at Buyer Indemnitee’s sole discretion. Following the resolution of the matter set forth on Schedule

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10.2.1(d) of the Seller Disclosure Letter, Buyer and Seller shall jointly instruct the Escrow Agent to release any remaining funds in the Special Escrow Account in accordance with the terms of the Escrow Agreement.

10.5      Calculation of Losses.

10.5.1             With respect to any representation or warranty contained in this Agreement or any other Transaction Document that is qualified by materiality, “Material Adverse Effect” or a derivative thereof, such qualification will be ignored and deemed not included in such representation or warranty for the purposes of (i) calculating the amount of Losses indemnifiable under this Article 10 with respect to such breach or inaccuracy and (ii) determining whether there has been a breach or inaccuracy of such representation or warranty for purposes of this Article 10.

10.5.2             Notwithstanding anything contained herein to the contrary, the amount of any Losses incurred or suffered by the Indemnified Party shall be calculated after giving effect to (a) any net insurance proceeds received by the Indemnified Party and any of its Affiliates with respect to such Losses (after taking into account any increases in premiums) and (b) any net amounts recovered by the Indemnified Party and any of its Affiliates from any other Third Party (after taking into account the costs of any such recovery).  Each Indemnified Party shall use commercially reasonable efforts to obtain such proceeds or recoveries either prior or subsequent to seeking indemnification under this Agreement.  If any such proceeds or recoveries are received by an Indemnified Party or any of its Affiliates with respect to any Losses after the Indemnified Party has received the benefit of any indemnification hereunder with respect thereto, the Indemnified Party shall pay to the Indemnifying Party the amount of such proceeds or recoveries, up to the amount of the Indemnifying Party’s payment, within fifteen (15) Business Days of the Indemnified Party’s receipt of such proceeds or recoveries.

10.5.3             Upon making any payment to an Indemnified Party in respect of any Losses under this Article 10, the Indemnifying Party shall, to the extent of such payment, be subrogated to all rights of the Indemnified Party and its Affiliates against any Third Party in respect of the Losses to which such payment relates.  Such Indemnified Party and its Affiliates and Indemnifying Party shall execute upon request all instruments reasonably necessary to evidence or further perfect such subrogation rights.

10.5.4             Each Indemnified Party shall use commercially reasonable efforts to mitigate to the extent required by Applicable Law any Loss for which such Indemnified Party seeks indemnification under this Agreement.

10.6      Miscellaneous Tax Matters.

10.6.1             Notwithstanding anything contained herein to the contrary, any indemnification obligation of Seller under this Agreement shall be reduced to the extent any

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Tax payment of Buyer or its Affiliates in the Tax year of the Loss or any Tax year prior to such Loss is actually reduced following the Closing as a result of the Loss giving rise to such indemnification obligation.

10.6.2             Seller and Buyer agree to treat all payments made by either Party to or for the benefit of the other under any indemnity provision of this Agreement as adjustments to the Purchase Price for all Tax purposes and that such treatment shall govern for purposes hereof except to the extent that the Applicable Laws of a particular jurisdiction requires otherwise.

10.7      Exclusive Remedy.  Except as contemplated in Section 2.7,  Section 6.3.5 and Section 11.11, the indemnification provided for in this Article 10 shall be the exclusive remedy of the Parties following the Closing for any Losses arising out of any Warranty Breaches and any breach of the covenants or agreements of the Parties contained in this Agreement, the Bill of Sale, Assignment and Assumption Agreement, the Patent Assignment Agreement and the Trademark and Domain Name Assignment Agreement.  In furtherance of the foregoing, each Party hereby waives, to the fullest extent permitted by Applicable Law, any and all rights, claims, and causes of action for any Warranty Breach and breach of any covenant, agreement or obligation set forth herein or otherwise relating to the subject matter of this Agreement it may have against the other Parties and their Affiliates and each of their respective Representatives arising under or based upon any Applicable Law, except pursuant to the indemnification provisions set forth in this Article 10, the equitable remedies contemplated by Section 11.11, the termination and revocation provisions of the Galderma Sublicense Agreement, the provisions of the Transition Services Agreement, or for claims based on an act of fraud.

10.8      Certain Indemnification Claims.  If the Buyer Indemnitees recover any amounts from Seller for Losses with respect to a claim for indemnification pursuant to Section 10.2.1(d) (whether such recovery is obtained from the Special Escrow Account, the General Escrow Account, Seller or otherwise), and the actual amount of Losses arising from the matters that are the subject of such indemnification claim are subsequently reduced to an amount below the amount so recovered, then the Buyer Indemnitees shall refund such excess recovery to Seller.

ARTICLE 11

GENERAL

11.1      Public Statements.  Neither of the Parties shall issue or cause the publication of any press release or other announcement with respect to this Agreement or the Contemplated Transactions without consulting with and obtaining the prior written consent of the other Party, which shall not be unreasonably withheld, conditioned or delayed; provided,  however, that such consultation or consent shall not be required where such release or announcement is required by Applicable Law (including disclosure requirements as may be applicable with respect to securities exchanges on which securities of either Buyer or Seller or their respective Affiliates are traded).

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11.2      Notices.  All communications, notices and consents provided for herein shall be in writing in the English language and be given in person or by means of electronic mail (with request for assurance of receipt in a manner typical with respect to communications of that type), by internationally recognized overnight courier service or by registered or certified mail (postage prepaid, return receipt requested), and shall become effective: (a) on delivery if given in person; (b) on the date of electronic mail, if sent before 5:00 pm on such date (local time at the place of receipt), and on the following Business Day if sent after 5:00 pm on such date (local time at the place of receipt); (c) one (1) Business Day after delivery to the overnight service; or (d) four (4) Business Days after being mailed, with proper postage and documentation, for first-class registered or certified mail, prepaid.  Notices shall be addressed as follows (provided that if any Party shall have designated a different address by notice to the other delivered pursuant to this Section 11.2, then notices shall be addressed to the last address so designated):

11.2.1             if to Seller:

Allergan Sales, LLC

5  Giralda Farms

Madison, NJ 07940

Attention:  General Counsel

Fax: (862) 261-7922

with a copy to (which copy shall not constitute notice):

Covington & Burling LLP

The New York Times Building

620 Eighth Avenue

New York, NY 10018

Attention: Andrew W. Ment

Fax: (646) 441-9012

Email: ament@cov.com

11.2.2             if to Buyer:

Aclaris Therapeutics, Inc.

640 Lee Road, Suite 200

Wayne, Pennsylvania 19087

Attention: Kamil Ali-Jackson, Esq.

E-mail: kalijackson@aclaristx.com

with a copy to (which copy shall not constitute notice):

Cooley LLP

1114 Avenue of the Americas

New York, NY 10036

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Attention: Meredith Beuchaw

Fax: (212) 479-6275

Email: mbeuchaw@cooley.com

11.3      Amendment; Waiver; Cumulative Rights.

11.3.1             Amendment.  This Agreement may not be amended or modified except by an instrument in writing signed by or on behalf of each of Buyer and Seller.

11.3.2             Waiver.  Failure or delay by either Party in exercising or enforcing any provision, right, or remedy under this Agreement, or waiver of any remedy hereunder, in whole or in part, shall not be deemed a waiver thereof, or prevent the subsequent exercise of that or any other rights or remedy.  Any of the terms, covenants, representations, warranties or conditions in this Agreement may be waived only by an instrument in writing signed by or on behalf of the Party waiving such compliance.

11.3.3             Cumulative Rights.  Except where otherwise expressly provided herein, the rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

11.4      Assignment.  The provisions of this Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and assigns; provided that this Agreement may not be assigned by either Party without the prior written consent of the other Party, except that any Party may freely assign this Agreement without the prior written consent of the other Party to one of its Affiliates or if such assignment occurs in connection with a sale of any Earnout Product or all or substantially all of its assets to which this Agreement relates, regardless of whether such sale is structured as an asset sale, merger, reorganization or similar transaction; provided,  further, that no assignment shall relieve the assigning Party of any of its obligations under this Agreement.  Any attempted assignment, transfer or delegation in violation of the foregoing shall be null and void.

11.5      Entire Agreement.  This Agreement (including the documents and instruments referred to herein), together with the other Transaction Documents and the Confidentiality Agreement, constitute the entire agreement between the Parties with respect to the subject matter hereof and thereof, and cancels and supersedes all other prior agreements, arrangements, understandings and undertakings, both written and oral, between the Parties with respect to the subject matter of this Agreement and the other Transaction Documents and the Confidentiality Agreement.

11.6      Governing Law; Jurisdiction; Waiver of Jury Trial.

11.6.1             This Agreement (including the documents and instruments referred to herein) and the other Transaction Documents shall be governed in all respects, including validity, interpretation, construction, performance and effect, by the internal laws of the State

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of Delaware, without reference to choice of law principles that would result in the application of the law of any other state or jurisdiction.  The Parties agree that the Court of Chancery of the State of Delaware (or if such court lacks subject matter jurisdiction, the jurisdiction of the courts of the state and federal courts of the State of Delaware) and any appellate court therefrom (the “Designated Court”) shall have exclusive jurisdiction over any dispute or controversy arising out of or relating to this Agreement, the other Transaction Documents or any of the Contemplated Transactions (other than with respect to any adjustment proceeding pursuant to Section 2.7), and any judgment, determination, arbitration award, finding or conclusion reached or rendered in any court other than the Designated Court shall be null and void between the Parties.  Each of the Parties waives any defense of inconvenient forum to the maintenance of any Action or proceeding so brought.

11.6.2             EACH PARTY HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT TO ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT, ANY TRANSACTION DOCUMENT OR ANY CONTEMPLATED TRANSACTION.  EACH PARTY (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD SEEK TO AVOID THE FOREGOING WAIVER IN THE EVENT OF LITIGATION AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTY HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 11.6.2.

11.7      Counterparts; Effectiveness; Third Party Beneficiaries.  This Agreement may be executed in two or more counterparts which together shall constitute a single agreement.  Any counterpart may be signed and transmitted by facsimile or electronic mail (including in PDF or similar format) with the same force and effect as if such counterpart was an ink-signed original.  This Agreement shall become effective when each Party shall have received a counterpart hereof signed by the other Party.  No provision of this Agreement is intended to confer any rights, benefits, remedies, obligations, or Liabilities hereunder upon any Person other than the Parties and their respective successors and assigns.

11.8      Representation by Legal Counsel.  Each Party represents that it has been represented by legal counsel in connection with this Agreement and acknowledges that it has participated in the drafting.  In interpreting and applying the terms and provisions of this Agreement, the Parties agree that no presumption shall exist or be implied against the Party which drafted such terms and provisions.

11.9      Section Headings; Construction.  The headings of Sections in this Agreement are provided for convenience only and will not affect its construction or interpretation.  All references to “Section” or “Sections,” “Article” or “Articles” refer to the corresponding Section or Sections, or Article or Articles, of this Agreement.  All words used in this Agreement will be construed to

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OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED

SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

be of such gender or number as the circumstances require.  Unless otherwise expressly provided, the words “including” or “includes” do not limit the preceding words or terms and shall be deemed to be followed by the phrase “without limitation.”  The word “will” shall be construed to have the same meaning and effect as the word “shall.”  The word “or” when used in this Agreement is not exclusive.  The word “extent” in the phrase “to the extent” shall mean the degree to which a subject or other thing extends, and such phrase shall not mean simply “if.” The use of the phrase “made available” shall mean “made available in the Data Room at least two (2) Business Days prior to the date of this Agreement.”  All Exhibits and Schedules annexed hereto or referred to herein are incorporated in and made a part of this Agreement as if set forth in full herein.  Any capitalized terms used in the Seller Disclosure Letter or in any Exhibit or Schedule but not otherwise defined therein shall have the meaning as defined in this Agreement.  References to any Contract are to that Contract as amended, modified or supplemented from time to time in accordance with the terms hereof and thereof; provided that, with respect to any Contract listed on any Schedules hereto, all such amendments, modifications or supplements must also be listed in the appropriate Schedule and must have been made available to Buyer.  References to any Person include the successors and permitted assigns of that Person.  References from or through any date mean, unless otherwise specified, from and including or through and including, respectively.  References to “law,” “laws” or to a particular statute or law shall be deemed also to include any and all Applicable Law.

11.10    Validity.  If any provisions of this Agreement shall be held to be illegal, invalid or unenforceable under any Applicable Law, then such contravention or invalidity shall not invalidate the entire Agreement.  Such provision shall be deemed to be modified to the extent necessary to render it legal, valid and enforceable, and if no such modification shall render it legal, valid and enforceable, then this Agreement shall be construed as if not containing the provision held to be invalid, and the rights and obligations of the Parties shall be construed and enforced accordingly.

11.11    Specific Performance.  The Parties agree that irreparable damage would occur and that the Parties would not have any adequate remedy at law in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached.  It is accordingly agreed that the Parties shall be entitled to an injunction or injunctions to prevent breaches of, and to enforce specifically, such provisions, in the applicable Designated Court, this being in addition to any other remedy to which they are entitled at law or in equity.

[Remainder of page intentionally left blank; signatures appear on following page.]

Confidential and Proprietary

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY

FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST.

OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED

SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first above written.

SELLER:

ALLERGAN SALES, LLC

By:	/s/ Sigurd Kirk
Name:	Sigurd Kirk
Title:	Vice President

BUYER:

ACLARIS THERAPEUTICS, INC.

By:	/s/ Neal Walker
Name:	Neal Walker
Title:	President & Chief Executive Officer

[Signature Page to Asset Purchase Agreement]

Confidential and Proprietary

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY

FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST.

OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED

SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

EXECUTION VERSION

FIRST AMENDMENT TO ASSET PURCHASE AGREEMENT

This FIRST AMENDMENT TO ASSET PURCHASE AGREEMENT is entered into as of November 30, 2018 (this “First Amendment”), by and between Aclaris Therapeutics, Inc., a Delaware corporation (“Buyer”), and Allergan Sales, LLC, a Delaware limited liability company (“Seller”).

RECITALS

WHEREAS, Buyer and Seller are parties to that certain Asset Purchase Agreement, dated as of October 15, 2018 (the “Agreement”);

WHEREAS, Buyer and Seller desire to amend the Agreement as set forth in this First Amendment; and

WHEREAS, pursuant to Section 11.3.1 of the Agreement, the Agreement cannot be amended except by an instrument in writing signed by or on behalf of each of Buyer and Seller.

NOW, THEREFORE, in consideration of the foregoing premises and the representations, warranties, covenants and agreements contained herein, Seller and Buyer, intending to be legally bound, hereby agree as set forth herein.

AGREEMENT

1.          Defined Terms.  Capitalized terms used but not defined herein shall have the meanings given to them in the Agreement.

2.          Amendments to Seller Disclosure Letter.  Schedule 1.1(g) of the Seller Disclosure Letter (Rhofade Contracts) is hereby amended and restated in its entirety and replaced with the Contracts listed on Schedule A attached hereto. Buyer acknowledges that such Contracts, which Seller has made available by email rather than in the Data Room, shall be deemed to have been “made available” for purposes of the Agreement. Schedule 4.11.1 of the Seller Disclosure Letter (Inventory) is hereby amended by adding the lots listed on Schedule B attached hereto.

3.          Rhofade Product Inventory.  Seller and Buyer agree that the Rhofade Product Inventory shall not include the lots listed on Schedule C attached hereto.

4.          Miscellaneous.  The terms and provisions of ARTICLE 11 of the Agreement are incorporated herein by reference as if set forth herein in their entirety and shall apply to this First Amendment, mutatis mutandis. Except as expressly provided in this First Amendment, all other terms and conditions of the Agreement remain in full force and effect. If there is a conflict between this First Amendment and the Agreement, the terms of this First Amendment will prevail.

[Remainder of page intentionally left blank; signatures appear on following page.]

Confidential and Proprietary

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY

FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST.

OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED

SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

IN WITNESS WHEREOF, the Parties have executed this First Amendment as of the date first above written.

SELLER:

ALLERGAN SALES, LLC

By:	/s/ Sigurd Kirk
Name:	Sigurd Kirk
Title:	Vice President

BUYER:

ACLARIS THERAPEUTICS, INC.

By:	/s/ Neal Walker
Name:	Neal Walker
Title:	President & CEO

[Signature Page to First Amendment to Asset Purchase Agreement]

Confidential and Proprietary

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY

FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST.

OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED

SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.